MEDIABAY, INC.
2 Ridgedale Avenue
Suite 300
Cedar Knolls, New Jersey 07927
973/539-9528

VIA FEDERAL EXPRESS

September 1, 2000

Mr. Tom Caputo, Vice President
EI-2 Ridgedale Avenue, Inc.
115 Evergreen Place
East Orange, New Jersey 07018

RE: Lease Agreement by and between EI-2 Ridgedale Avenue, Inc., a New Jersey Corporation and Hanover Park for Industry, a Limited Liability Corporation as Landlord, and MediaBay, Inc. as Tenant dated February 18, 2000 (the "Lease").

Dear Mr. Caputo:

Please be advised that there has been a partial assignment of the Lease from MediaBay, Inc. to MediaBay.com, Inc. in accordance with Section 10.5 of the Lease and enclosed is a copy of the instrument affecting such assignment.

Very truly yours,

MEDIABAY, INC.

By: ______________________
Norton Herrick
Chairman

\audio\mbaylease.assnt

PARTIAL ASSIGNMENT OF LEASE AGREEMENT BY AND BETWEEN MEDIABAY, INC. AND THE HERRICK CORPORATION

THIS ASSIGNMENT AGREEMENT (this "Agreement") dated August 23, 2000 is entered by and between **MEDIABAY, INC.**, a Florida corporation, whose address is 2 Ridgedale Avenue, Cedar Knolls, New Jersey 07927 (the "Assignor") and **MediaBay.com, Inc.**, a Delaware corporation, whose address is 2 Ridgedale Avenue, Cedar Knolls, New Jersey 07927 (the "Assignee").

RECITALS

A. **EI-2 RIDGEDALE AVENUE, INC.**, a New Jersey corporation, and **HANOVER PARK FOR INDUSTRY**, a limited liability corporation (collectively, the "Landlord") and Assignor entered into that certain Lease Agreement dated February 18, 2000, (the "Lease") whereby Assignor leased certain land and improvements, containing approximately 12,851 rentable square feet (the "Demised Premises") as more fully described in the aforementioned Lease.

B. A true and correct copy of the Lease is attached to this Agreement and made a part hereof as **Exhibit "A."**

C. Assignor and Assignee now desire to enter into this Agreement for the purpose of Assignor assigning a portion of the Lease to Assignee in accordance with the terms and conditions set forth below.

D. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Lease.

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth below, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. **Recitals**: The above Recitals are true and correct and made a part of this Agreement.

2. **Assignment**: Assignor does hereby assign to Assignee, and Assignee does hereby accept such assignment from Assignor, subject to the terms and conditions contained in this Agreement, the Lease as it relates solely to that portion of the Demised Premises which is depicted on **Exhibit "B"** attached hereto and made a part hereof (the "Premises"). The Premises constitute approximately 3,670 square feet, or 28.6% of the Demised Premises. That portion of the Demised Premises which is not assigned hereunder is referred to herein as the "Retained Premises."

3. **Rent**: Commencing on September 1, 2000 and continuing on the first day of each month thereafter, Assignee shall pay to Landlord, without notice or demand, rent ("Rent") equal to 28.6% of the Base Rent, Additional Rent and all other sums due under the Lease, other than sums due under the Lease which pertain solely to the Retained Premises.

4. **Title to Improvements**: All improvements now or hereafter existing and/or constructed on the Premises are and/or shall become the property of Assignee (subject to the rights of the Landlord, if any, to such property) immediately upon affixation to the Premises. In addition, all of Assignee's trade fixtures and all personal property, fixtures, apparatus, machinery and equipment now or hereafter located upon the Premises, other than building fixtures, shall be and remain the personal property of Assignee.

5. **Operation of Premises**: Assignee shall, at all times during the Term of this Agreement, at Assignee's own cost and expense, occupy and operate the Premises in accordance with the obligations of the "Tenant" under the Lease.

6. **Compliance with Law**: Assignee covenants that, during the Term, Assignee will promptly comply with all laws applicable to the Premises to the same extent and in the same form as required by "Tenant" under the Lease pursuant to Article 13 of the Lease.

7. **Use of Premises**: Assignee will use and occupy the Premises solely for the uses permitted under Article 4 of the Lease.

8. **Indemnity**: (a) Assignor will indemnify and save harmless Assignee from and against any and all liabilities, losses, damages, expenses, causes of action, suits, interests, fines, penalties, claims and judgments (including reasonable legal fees and expenses) arising from or out of Assignor's failure to perform each and every term, covenant, condition and agreement herein to be performed by Assignor, except to the extent caused by Assignee's failure to perform its obligations hereunder or Assignee's gross negligence or willful misconduct after the date hereof.

(b) Assignee will indemnify and save harmless Assignor from and against any and all liabilities, losses, damages, expenses, causes of action, suits, interests, fines, penalties, claims and judgments (including reasonable legal fees and expenses) arising from or out of Assignee's failure to perform each and every term, covenant, condition and agreement herein to be performed by Assignee, except to the extent caused by Assignor's failure to perform its obligations hereunder or Assignor's gross negligence or willful misconduct after the date hereof.

9. **Subletting and Assignment**: (a) Assignee may not assign this Agreement or sublet the Premises without the Landlord's prior written consent in accordance with the provisions of Article 10 of the Lease.

(b) Notwithstanding anything to the contrary contained in Article 10 of the Lease or this Agreement, the Assignee may assign and/or sublet all or any portion of the Premises to Audio Book Club, Inc. and/or MediaBay.com, Inc. without obtaining Landlord's prior written consent. Upon any such assignment or subletting, the Assignee shall be fully released from any and all obligations with respect to the affected part of the Premises so assigned or subletted.

10. **Legal Fees Costs and Expenses**: The prevailing party shall be entitled to the reimbursement of its reasonable attorney fees and costs and expenses through the trial and appellate levels, incurred by such party, in connection with the enforcement of any agreement or obligation of the other party pursuant to this Agreement

11. **Lease**

(a) Except as hereinafter set forth, the terms, provisions, covenants and conditions of the Lease are hereby incorporated herein by reference. Assignee agrees to perform and comply with the terms, provisions, covenants and conditions of the Lease, as they relate to the Premises on the part of "Tenant" to be performed and complied with and not to do or suffer or permit anything to be done which would result in a default under or cause the Lease to be terminated or forfeited. Assignor agrees to perform and comply with the terms, provisions, covenants and conditions of the Lease as they relate to the Retained Premises on the part of "Tenant" to be performed and complied with and not to do or suffer or permit anything to be done which would result in a default under or cause the Lease to be terminated or forfeited. In the event of a default by Landlord under the Lease, Assignor agrees on its behalf to enforce Assignor's rights under the Lease as to the Retained Premises or at its option, Assignor may assign to Assignee, Assignor's rights, as it relates to the Retained Premises, to enforce the Lease. In the event of a default by Landlord under the Lease, Assignee shall be entitled to enforce Assignee's rights under the Lease as to the Premises, or at its option, Assignee may assign to Assignor, Assignee's rights, as it relates to the Premises, to enforce the Lease.

(b) Assignee shall not have any rights or any obligations under the Lease which do not by their nature relate to the Premises.

(c) In the event that Assignor (i) receives a notice of default or notice of termination under the Lease from Landlord or (ii) delivers a notice of default or notice of termination under the Lease to Landlord, Assignor shall provide a copy of same to Assignee promptly upon receipt or delivery of such notice. Assignee shall then have the right to negotiate with Landlord to assume the Lease with respect to some or all of the Retained Premises.

(d) Assignee shall have the right to exercise the renewal options set forth in Article 39 of the Lease with respect to the Premises.

(e) Provided that the Assignee is not in default of this Agreement, then the Assignee shall inure to all of the benefits contained in the Lease as they relate to the "Tenant" under the Lease as if the Assignor was named as the "Tenant" under the Lease. This paragraph shall be a self-operative assignment of all such rights.

12. **Attornment**: In the event that the Lease is terminated for any reason whatsoever, this Agreement shall remain in full force and effect as a direct lease, with respect solely to the Premises, between Landlord and Assignee, with the same force and effect as if originally entered into between Landlord and Assignee and Assignee's rights and privileges under this Agreement and the Lease and any extension or extensions thereof shall not be diminished, interfered with or disturbed.

13. **Notices**: Any notice, demand, election or other communication (hereinafter referred to as "Notices") which Assignor or Assignee shall desire or be required to give pursuant to the provisions of this Agreement shall be sent by telecopy, overnight delivery, hand-delivery or by registered or certified mail, and the giving of such Notices shall be deemed complete on the earlier of when delivered or on the third (3rd) business day after the same is deposited in a United

States Post Office with postage charges prepaid, addressed to the person intended to be given such Notices at the respective addresses set forth in the first paragraph of this Agreement or to such other address as such party may theretofore have designated by notice pursuant to this Article. For purposes of telecopied notices, Assignor's telecopy number is 973-539-1273, and Assignee's telecopy number is 973-539-1535.

14. **Rights Cumulative**: All the rights and remedies of parties under this Agreement or pursuant to present or future law shall be deemed to be separate, distinct and cumulative and no one or more of them, whether exercised or not, shall be deemed to be an exclusion of, or a waiver of, any of the others, or of any of the rights or remedies which either party may have, and both parties shall have, to the fullest extent permitted by law, the right to enforce any rights or remedies separately and to take any lawful action or proceedings to exercise or enforce any right or remedy without thereby waiving or being barred or estopped from exercising and enforcing any other rights and remedies by appropriate action or proceedings.

15. **Non-Waiver**: No waiver by either party, of any breach by the other, of any term, covenant, condition or agreement herein and no failure by either party to exercise any right or remedy in respect of any breach of the other hereunder, shall constitute a waiver or relinquishment for the future of any such term, covenant, condition or agreement, or of any subsequent breach of any such term, covenant, condition or agreement, nor bar any right or remedy of either in respect to any such subsequent breach.

16. **Broker**: Assignee and Assignor warrant and represent that they have dealt with no broker, agent or other person in connection with this Agreement, and that no broker, agent or other person brought about this transaction, and Assignor and Assignee agree to indemnify and hold each other and Landlord harmless from and against any and all claims by any other broker, agent or other persons, claiming a commission or other form of compensation by virtue of having dealt with Assignor or Assignee with regard to this leasing transaction. The provisions of this Article shall survive termination of the Term of this Agreement.

17. **No Oral Changes**: Neither this Agreement nor the Lease shall be changed or modified except by an agreement in writing signed by both Assignee and Assignor.

18. **Counterparts**: This Agreement may be executed in counterparts, and each such counterpart shall be deemed an original and when taken together shall constitute one and the same Agreement.

19. **Bind and Inure**: The terms, covenants, conditions and agreements of this Agreement shall bind and inure to the benefit of the parties to this Agreement and their respective permitted successors and assigns. Any waiver of rights by either party shall be deemed to be a waiver of such rights not only by such party but shall be deemed to be a waiver of such rights for and on behalf of each and every successor and assignee of such party.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written by their duly authorized representatives as set forth below:

ASSIGNOR:

MEDIABAY, INC.
a Florida corporation

By: ______________________
Print Name: Norton Herrick
Title: Chairman

ASSIGNEE:

MediaBay.com, Inc.
a Delaware corporation

By: ______________________
Print Name: Michael Herrick
Title: CEO

EXHIBIT "A"

LEASE

LEASE AGREEMENT

By and Between

EI-2 Ridgedale Avenue, Inc., a New Jersey Corporation and
Hanover Park for Industry, a Limited Liability Corporation

as Landlord,

and

MediaBay, Inc.,

as Tenant

Dated: Feb 18, 2000

Premises: 12,851 Rentable Square Feet
2 Ridgedale Avenue - Third Floor
Cedar Knolls, New Jersey 07927

TABLE OF CONTENTS

EXHIBITS

THIS AGREEMENT OF LEASE (the "Lease"), made as of the 18th day of February, 2000, by and between EI 2 Ridgedale Avenue, Inc., a New Jersey Corporation and Hanover Park for Industry, a Limited Liability Corporation having an office at 115 Evergreen Place, East Orange, New Jersey 07018 (the "Landlord") and MediaBay, Inc., a Florida Corporation having an address at 2 Ridgedale Avenue, Cedar Knolls, New Jersey 07927 (the "Tenant").

WITNESSETH:

The Landlord and the Tenant, for and in consideration of the rents, covenants and mutual agreements herein contained, covenant and agree as follows:

1. Demised Premises.

1.1 The Landlord is the owner of a certain parcel of land and building constructed thereon commonly known as 2 Ridgedale Avenue, Cedar Knolls, New Jersey 07927 (the "Building Premises").

1.2 The Landlord hereby leases to the Tenant, and the Tenant hereby hires and takes from the Landlord, 12,851 square feet of rentable space located at the Building Premises, as shown on the Floor Plan annexed hereto as Exhibit "A" (the "Demised Premises"), together with the nonexclusive right to use those portions of the Building Premises intended for the common use of all of its occupants. The Landlord shall deliver to the Tenant the Demised Premises by not later than June, 1, 2000; if the Landlord fails to deliver the Demised Premises by such date then the Tenant, as its sole and exclusive remedy, may at any time thereafter, in its sole and absolute discretion, terminate this Lease, either in its entirety or with respect to all or any portion of the space which has not been delivered to Tenant and if the Tenant elects to terminate this Lease in its entirety, this Lease shall thereafter be null and void and neither party shall have any further rights or obligations hereunder and if this Lease shall be terminated in part, then it shall thereafter remain in full force and effect regarding that portion of the space that it has not been terminated with respect to and shall be deemed amended (including without limitation by adjusting the Base Rent and Additional Rent) so as to apply to only that portion of the space that the Tenant is occupying. The Landlord represents that; (i) all the existing leases comprising the Demised Premises have a term which expires not later than May 31, 2000, (ii) the existing tenants under such leases have no right to extend such leases beyond May 31, 2000, and (iii) the Landlord has not and will not grant such tenants the right to extend such leases beyond May 31, 2000.

2. Term.

2.1 The term of the Lease (the "Term") shall commence five (5) Business Days (as such term is hereinafter defined) after the Landlord has given the Tenant written notice that at least 9181 contiguous square feet of rentable space contained within the Demised Premises is available for occupancy (the "Commencement Date") and shall extend for a term of three (3) years and 45 days after all the Demised Premises are available to Tenant for occupancy and shall terminate on the last day of the month which falls three (3) years and forty-five (45) days after all the Demised Premises are available to Tenant for occupancy (the "Expiration Date"), unless extended as provided for in this Lease.

3. Landlord's Work.

3.1 The Landlord shall deliver the Demised Premises to the Tenant on the Commencement Date in clean condition, reasonable repair and working order and otherwise in its "as is," condition and the Landlord shall not be obligated to perform any improvements or other work at the Demised Premises.

4. Use of Demised Premises.

4.1 The Tenant shall use and occupy the Demised Premises only and for no other purposes than general office use, including without limitation for internet technology and development.

4.2 The Tenant shall not use or occupy or permit to be used or occupied the Demised Premises in a manner which will make it impossible to obtain fire or other insurance required to be furnished by the Tenant hereunder, or which will cause or be likely to cause structural damage to the Building Premises or any part thereof.

5. Rent.

5.1 All Base Rent, Additional Rent and Tenant electric payments as defined herein, shall commence forty-five (45) days from the day the Demised Premises are made available to Tenant for occupancy ("Rent Commencement Date"). If any part of the Demised Premises are not made available to Tenant forty-five (45) days prior to the Rent Commencement Date, then the Base Rent shall be prorated based on the percentage of Demised Premises made available to Tenant forty-five (45) days prior to the Rent Commencement Date, as compared to the entire Demised Premises.

5.2 The Tenant covenants and agrees to pay to the Landlord as the rental for the Demised Premises for the Term hereof, an aggregate base rental of SIX HUNDRED ELEVEN THOUSAND, SIXTY-FIVE AND 05/100 ($611,065.05) Dollars, as such amount may be adjusted as provided above, (the "Base Rent") to be payable in the following manner. Commencing on the Rent Commencement Date and continuing on the first day of each and every month thereafter, for the next 36 months, the Tenant shall pay to the Landlord a monthly installment of SIXTEEN THOUSAND, NINE HUNDRED AND SEVENTY-FOUR AND 03/100 ($16,974.03) Dollars, in advance, as such amount may be adjusted as provided above.

5.3 If the Rent Commencement Date occurs on a date that is other than the first day of a month, than for the first month during which the Rent Commencement Date has occurred, the Base Rent, as such amount may be adjusted as provided above, shall be prorated and the full monthly installment of Base Rent will commence on the first day of the first full month in which the Tenant has occupancy of all of the Demised Premises.

5.4 In addition to the aggregate Base Rental of SIX HUNDRED ELEVEN THOUSAND, SIXTY-FIVE AND 05/100 ($611,065.05) Dollars, as such amount may be adjusted as provided above, the Tenant shall also pay as additional rent ("Additional Rent" and collectively with the Base Rent, "Rent"), (a) its Proportionate Share of the Operating Expenses increases in accordance with the provisions of Article 20 hereof, (b) all amounts which shall become due and owing from the Tenant to the Landlord on account of the Tenant electric pursuant to Article 29 hereof and (c) any other amounts which may hereafter become due and owing to the Landlord from the Tenant pursuant to this Lease.

5.5 The Tenant shall pay the Base Rent and the Additional Rent at the Landlord's above stated address, or at such other place as the Landlord may designate in writing, without notice or demand and without setoff, deduction or abatement.

5.6 No payment by the Tenant or receipt by the Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and the Landlord may accept such check or payment without prejudice to the Landlord's right to recover the balance of such rent or pursue any other remedy provided for in this Lease or available at law or in equity. The receipt by the Landlord of Rent with knowledge of breach of any obligation of this Lease shall not be deemed a waiver of such breach.

6. Operation of Premises by Tenant.

6.1 The Tenant shall commit no act of waste and shall occupy and operate at the Demised Premises in a clean, orderly, safe and sanitary manner and otherwise take good care of the entire Demised Premises. The Tenant shall be responsible for all injury or damage of any kind or character to the Demised Premises, including windows, floors, walls and ceilings caused by the Tenant or anyone using or occupying the Demised Premises by, through or under the Tenant.

6.2 The Landlord, at its cost and expense, shall make all necessary repairs to the Demised Premises as required by Article 19 hereof, except where the repairs are to correct any conditions caused by the negligence, carelessness or other improper conduct of the Tenant or the Tenant's agents, servants, visitors, invitees or licensees, in which event the Landlord shall make the repair but the Tenant shall, as Additional Rent, pay the cost thereof to the Landlord on demand.

7. Activities Increasing Fire Insurance Rates.

7.1 The Tenant shall not do or suffer anything to be done on the Demised Premises which will increase the rate of fire insurance on the Building. If by reason of the failure of the Tenant to comply with the provisions of this paragraph the rate of fire insurance shall be higher than it otherwise would be, the Tenant shall reimburse the Landlord, as Additional Rent, for that part of all fire insurance premiums thereafter paid by the Landlord which shall have been charged because of such failure of the Tenant.

8. Subordination of Lease.

8.1 This Lease and all rights of the Tenant hereunder are and shall be subject and subordinate in all respects to all ground leases, overriding leases and underlying leases of the Building Premises or any part thereof now or hereafter existing and any mortgages which may now or hereafter affect the Building Premises and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such mortgages and to all renewals, modifications, replacements and extensions of such leases and such mortgages and any consolidation thereof. This Article shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, the Tenant shall promptly execute and deliver any instrument that the Landlord, the Landlord of any such overriding or underlying lease or the holder of any mortgage or any of their respective successors in interest may reasonably request to evidence such subordination. The leases to which this Lease is, at the time referred to, subject and subordinate pursuant to this Article are hereinafter sometimes called "Superior Leases" and the mortgages to which this Lease is at the time referred to, subject and subordinate, are each hereinafter sometimes called a "Superior Mortgage", and the Landlord of a Superior Lease or its successor in interest at the time referred to is sometimes hereinafter called a "Superior Landlord".

8.2 If the Superior Landlord of a Superior Lease or the holder of a Superior Mortgage shall succeed to the rights of the Landlord under this Lease whether through possession or foreclosure action (in such circumstances, the Superior Landlord or Superior Mortgagee, as applicable, being hereinafter referred to as the "Successor Landlord"), the Tenant at the request of the Successor Landlord shall attorn to and recognize such Successor Landlord as the Tenant's Landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment, provided such instrument does not increase the Tenant's obligations or decrease the Tenant's rights under this Lease. Upon such attornment, this Lease shall continue in full force and effect as, or as if it were, a direct lease between the Successor Landlord and the Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, except that the Successor Landlord shall not be: (i) liable for any act or omission of any prior landlord (including the Landlord); (ii) subject to any offsets or defenses which the Tenant might have against any prior landlord (including Landlord); or (iii) bound by any rent or additional rent which the Tenant might have paid for more than the current month to any prior landlord (including the Landlord); or (iv) bound by any amendment or modification of the Lease made without its consent; or (v) bound to return security deposited under the Lease (if any) unless the same shall actually come into possession of the Successor Landlord.

8.3 Any action or failure to act on the part of the Tenant which is inconsistent with or otherwise violates any provision of this Article 8 shall be null and void and shall be a breach of this Lease.

9. Abandonment.

9.1 The Tenant shall not, without first obtaining the written consent of the Landlord, abandon the Premises or allow the Premises to become vacant or deserted for more than thirty (30) days during the Term hereof.

10. Subletting and Assignment.

10.1 The Tenant may assign this entire Lease or sublet all or any portion of the entire Demised Premises to any financially responsible party, subject, however, to all of the provisions of this Article.

10.2 In the event that the Tenant desires to sublet or assign all or any portion of the Demised Premises, the terms and conditions of such sublease or assignment shall be communicated to the Landlord, in writing, at least thirty (30) days prior to the effective date of any such sublease or assignment, and, no later than thirty (30) days thereafter, the Landlord shall have the option, exercisable by written notice to the Tenant, to recapture the affected Demised Premises so that such prospective subtenant or assignee shall then become the direct tenant of the Landlord hereunder and the Tenant shall thereafter be fully released from any and all obligations with respect to the affected part of the Demised Premises.

10.3 In the event that the Landlord elects not to recapture the Demised Premises in accordance with Paragraph 10.2 above, the Tenant may then assign this Lease or sublet the Demised Premises provided that the Landlord shall have given its prior written consent thereto, such consent not to be unreasonably withheld. Any permitted assignment or sublease shall be subject to the following terms and conditions:

(i) It is agreed that any assignment or sublease of any kind executed by the Tenant from time to time, or the acceptance of rent from such assignee or subtenant, shall not affect the obligation and liability of the Tenant hereunder, and in no event and under no circumstances shall same release or discharge the Tenant from its obligation as tenant under this Lease and the Tenant shall be and remain liable for the observance of all of the covenants and provisions of this Lease, including but not limited to, the payment of Rent through the entire term of this Lease. The acceptance, in and of itself, of any such Rent from any subtenant and/or assignee shall not be deemed a waiver of this covenant, or release the Tenant from its obligation hereunder.

(ii) The Tenant shall, and hereby does, guarantee to the Landlord the prompt payment of all Rent, including all Rent which shall become due and owing to the Landlord from any assignee and the full performance by said assignee of all of the covenants, conditions, terms and obligations of this Lease. The Tenant further warrants to the Landlord that if any assignee shall fail to pay any installment of Rent when due, the Tenant, upon receipt of ten (10) days written notice from the Landlord, shall pay and satisfy all of the arrearages in Rent.

(iii) The assignee or subtenant shall actually take occupancy of the Demised Premises.

(iv) The Tenant shall provide the Landlord with a manually executed copy of the instrument of assignment or sublease in such form as is reasonably acceptable to the Landlord.

10.4 Any attempted assignment or sublease by the Tenant not in compliance with this Article 10 shall be null and void with respect to the Landlord and shall be a breach of this Lease.

10.5 Notwithstanding anything to the contrary contained in this Article 10, the Tenant may assign and/or sublet all or any portion of the Demised Premises to The Herrick Corporation, Audio Book Club, Inc. and/or MediaBay.com, Inc., without obtaining Landlord's prior written consent. Upon any such assignment or subletting the Tenant shall be fully released from any and all obligations with respect to the affected part of the Demised Premises so assigned on sublet. The Tenant upon any such assignment or sublease shall deliver to the Landlord a copy of the instrument affecting such assignment or sublease.

11. Damage or Destruction

11.1 If during the Term of this Lease or any renewal or extension thereof, the Demised Premises shall be totally or substantially destroyed by fire or any other cause, this Lease shall cease and become null and void from the date of such destruction and the Tenant shall immediately surrender the Demised Premises to the Landlord and shall pay rent only to the time of such destruction.

11.2 If the Demised Premises shall be partially damaged by fire or any other cause so as to be capable of being repaired within a reasonable time, but no more than one hundred twenty (120) days from the date of such damage, the Landlord shall have the option to repair the same, provided, however, that the Landlord has notified Tenant of its election to repair the Demised Premises within forty-five (45) days after the date of damage. If the Landlord does not elect to repair the Demised Premises within such forty-five (45) day period, this Lease shall cease and become null and void from the date of such destruction. The Tenant shall thereafter immediately surrender the Demised Premises to the Landlord and shall pay rent only to the time of such destruction. If repairs undertaken by the Landlord are not completed within one hundred twenty (120) days from the date of such damage, this Lease shall cease and become null and void, and no further rent shall be due or payable from the date of such destruction.

11.3 For all purposes hereof, the obligation of the Landlord to make repairs to the Demised Premises shall be limited to restoring the Demised Premises to the condition they were in prior to such fire or other casualty. At the time the Landlord notifies Tenant of its election to repair the Demised Premises pursuant to paragraph 11.2 above, the Landlord shall also inform Tenant as to whether the Landlord will be receiving sufficient proceeds from its insurance so as to enable the Landlord to restore the Demised Premises to the condition they were in prior to such fire or other casualty. If the Landlord informs the Tenant that it will not be receiving sufficient proceeds to so restore the Demised

Premises and if the Landlord is unwilling to makeup such shortfall, then the Tenant may elect to terminat this Lease, in which event the Lease shall cease and become null and void from the date of such destruction.

11.4 If, during the term of this Lease or any renewal or extension thereof, the Demised Premises shall be partially destroyed or damaged by fire or any other cause, the Rent and Additional Rent payable by the Tenant shall be equitably abated during the period of reconstruction taking into account the effect of the casualty loss on the business operations of the Tenant.

12. <u>Indemnification in Favor of Landlord</u>.

12.1 The Tenant shall indemnify and save harmless the Landlord from and against any and all claims by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from the negligence of the Tenant, or arising from any accident, injury or damage whatsoever caused to any person, firm or corporation occurring during the term of this Lease in the Demised Premises, unless caused by the Landlord's negligence, and from and against all reasonable costs, counsel fees, expenses and liabilities incurred as a result of any such claim or proceeding brought thereon; and in case any action or proceeding be brought against the Landlord by reason of any such claim, the Tenant, upon written notice from the Landlord, covenants to defend such action or proceeding at its sole cost and expense.

13. <u>No Violation of Laws</u>.

13.1 The Tenant shall not knowingly use, occupy, nor permit the Demised Premises to be used in any manner which may violate any applicable present or future laws, regulations, ordinances or other requirements of the Federal, State or Municipal Government or of any department, subdivision, bureau or office thereof or of any agency having jurisdiction over the Demised Premises. In addition, the Tenant shall not violate any rules, orders or regulations of the Board of Fire Underwriters, Fire Rating Bureau or such other agency as may exercise control over insurance of the Demised Premises.

13.2 The Tenant may, in good faith, and at its own expense, contest the validity of any applicable laws, regulations, ordinances or requirements and, pending the determination of such contest, may postpone compliance therewith, provided that the Tenant indemnifies and secures the Landlord against any costs, losses or damages of any nature whatsoever in such manner as is acceptable to the Landlord. Notwithstanding the foregoing, the Tenant shall not be permitted to postpone compliance with any applicable laws, regulations, ordinances, or requirements being contested by the Tenant if such noncompliance might, (a) in the discretion of the Landlord, hold the Landlord or the Tenant up to disrepute, (b) cause the Landlord to suffer any fine or penalty of prosecution as a disorderly person or for any crime or (c) result in the Demised Premises or any part thereof being condemned or required to be vacated.

13.3 In the event that the Tenant is in any way in default under this Article 13, the Landlord, in addition to any other relief to which it may be entitled under this Lease or by law, may, but shall not be under any obligation to, enter the premises and take such action as will eliminate the Tenant's

default and the Tenant, upon receipt of a bill, invoice, or other demand, shall immediately pay the cost of such action taken by the Landlord.

14. Eminent Domain.

14.1 Should the Building Premises or any substantial portion thereof be taken for public use or condemned, and such taking or condemnation includes all or part of the Demised Premises to such a degree as would make it impracticable for the Tenant to use the Demised Premises for its intended use, then this Lease shall be null and void and the rent shall be apportioned to the date of such taking.

14.2 Should a portion of the Building Premises be taken for public use or condemned, and such taking or condemnation includes all or part of the Demised Premises but does not prevent the Tenant from using the remaining Demised Premises for its intended use, then this Lease shall continue in full force and effect. The Rent shall thereafter be proportionately reduced from the date of such taking or condemnation on the basis of the respective area of the Demised Premises so taken or condemned.

14.3 All compensation and damages of any type whatsoever resulting from any negotiated settlement or award for any taking of the Demised Premises, whole or partial, shall belong to and be the sole property of the Landlord except as hereinafter provided. The Tenant's share in any condemnation award shall be limited to an award made separately for the Tenant's fixtures and equipment provided that the Tenant shall not be permitted to seek any award which would diminish the award otherwise payable to the Landlord.

15. Defaults and Remedies

15.1 The Tenant shall be in default under this Lease upon the occurrence of any of the following events (each such event, an "Event of Default"), in which case the Landlord may avail itself of any or all remedies provided for in this Lease or otherwise available at law or in equity:

(i) If the Tenant fails to pay any monthly installment of Base Rent or Additional Rent when due and such failure continues for a period of five (5) business days after receipt by Tenant of written notice from Landlord that such amount is due and payable, except that after sending two such notices per year, Landlord shall have no obligation to send any further notices during that year to Tenant for an Event of Default to occur for failure to pay a monthly installment of Base Rent or Additional Rent when due.

(ii) If the Tenant fails to perform or comply with any of other covenants, agreements and conditions contained in this Lease for a period of fifteen (15) days after receipt by Tenant of written notice thereof from the Landlord describing in detail the nature of such breach, provided however, that if such breach cannot reasonably be cured within such fifteen (15) day period, the Tenant shall not be in default hereunder if it immediately and diligently pursues cure until completion and such cure is completed within not more than sixty (60) days after the Landlord's notice.

(iii) If the Tenant shall make an assignment for the benefit if its creditors.

(iv) If any petition shall be filed by or against the Tenant in any court, whether or not pursuant to any statute of the United States or of any State, in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceedings and, with respect to a petition filed against the Tenant, the same is not dismissed within sixty (60) days thereafter.

(v) If a receiver or trustee be appointed for all or any portion of the Tenant's property and, with respect to a petition filed against the Tenant, the same is not dismissed within sixty (60) days thereafter.

(vi) Any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the Term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation, other than the Tenant, except as expressly permitted by Article 10 hereof.

15.2 Upon the occurrence of an Event of Default, the Landlord, at any time thereafter, may give written notice to the Tenant specifying such event of default and stating that this Lease shall expire on the date specified in such notice, which date shall be at least ten (10) business days after the giving of such notice. Upon the termination date specified in such notice, this Lease and all rights of the Tenant hereunder shall terminate and the Tenant shall peacefully surrender the Demised Premises to the Landlord. No termination of this Lease pursuant to this Paragraph 15.2 shall relieve the Tenant of its liability and obligations under this Lease and such liability and obligations shall survive any such termination.

15.3 If this Lease is terminated under the provisions of Paragraph 15.2 hereof, or if the Landlord shall otherwise re-enter or recover possession of the Demised Premises by reason of an Event of Default, the Tenant shall pay to the Landlord as damages, the balance of all Base Rent, Additional Rent and other charges to become due during the Term hereof, such amounts, at the option of the Landlord, to be either accelerated and immediately due and payable or due and payable when such amounts would have been due had this Lease not been terminated and/or the Demised Premises had not been re-entered or recovered.

15.4 Upon the failure of the Tenant to perform or comply with any covenant, term or provision of this Lease and such failure constitutes an Event of Default, the Landlord, without thereby waiving such default, may (but shall not be obligated to) perform or comply for and on behalf of the Tenant and at the expense of the Tenant. Bills for any expenses incurred by the Landlord in connection with any such performance or compliance for the account of the Tenant, as well as bills for any property, material, labor or services provided, furnished, or rendered by the Landlord, shall constitute Additional Rent and shall be immediately due and payable upon the Tenant's receipt of such bills.

15.5 The Landlord's remedies hereunder are in addition to any other remedy available at law or in equity.

15.6 In addition to the foregoing and without regard to whether this Lease is terminated, the Tenant shall pay to the Landlord upon demand, all costs and expenses incurred by the Landlord, including reasonable attorneys' fees, with respect to any lawsuit instituted or defended or any action taken by the Landlord to enforce all or any of the provisions of this Lease.

15.7 Notwithstanding anything contained in this Lease to the contrary, the Landlord, upon the occurrence of an Event of Default, shall be required to make commercially reasonable efforts to mitigate its damages, including without limitation, by attempting to re-lease the Demised Premises at a rental rate and upon such other terms and conditions as are then commercially reasonable. The Landlord shall credit against all amounts which may otherwise be due from Tenant hereunder any and all amounts that the Landlord receives in connection with its efforts to mitigate its damages.

16. Right of Re-Entry.

16.1 Upon the occurrence of an Event of Default, the Landlord, with or without notice of an intention to do so and with or without terminating this Lease, may re-enter the Demised premises and dispossess and remove the Tenant and all other persons and property therefrom, and may have, hold and enjoy the Demised Premises and the right to receive all rental income therefrom.

16.2 In any case where the Landlord has recovered possession of the Demised Premises by reason of an Event of Default, the Landlord may at the Landlord's option, occupy the Demised Premises or cause the Demised Premises to be redecorated, altered, divided, consolidated with other adjoining premises, or otherwise changed or prepared for reletting, and may relet the Demised Premises or any part thereof or otherwise, for a term or terms to expire prior to, at the same time as, or subsequent to, the original Expiration Date of this Lease, and receive the rent therefor. Any Rent so received by the Landlord shall be applied first to the payment of such expenses as the Landlord may have incurred in connection with the recovery of possession, or otherwise changing or preparing for reletting, and the reletting, including brokerage and reasonable attorney's fees, and to the costs and expenses of performance of the other covenants of the Tenant under this Lease and then to the payment of damages, which shall become due and payable under this Lease or other applicable law. If the Landlord elects to occupy and use the Demised Premises or any part thereof during any part of the balance of the Term, there shall be allowed against the Tenant's obligation for Rent and damages as herein provided, the reasonable value of such period of occupancy, not to exceed the Rent which would have been due from the Tenant for such period hereunder.

16.3 In connection with the Landlord's obligation to mitigate damages the Landlord shall not be required to undertake any actions inconsistent with its then current leasing practices nor shall the Landlord be obligated to lease the Demised Premises prior to any other vacant space which the Landlord or its affiliates may have available for rent at the Building or elsewhere.

16.4 The Tenant hereby waives and will waive all right to trial by jury in any summary proceeding hereafter instituted by the Landlord against the Tenant in respect of the Demised Premises or in any action brought to recover rent or damages hereunder.

16.5 No act or thing done by the Landlord or its agents during the Term hereof shall be deemed to be an acceptance of a surrender of the Demised Premises by the Tenant unless such acceptance shall be in writing and personally subscribed by an officer of the Landlord.

17. Alterations and Changes.

17.1 The Tenant shall not make any alterations, changes or improvements in or to the Demised Premises ("Alterations") without the prior written approval of the Landlord, such approval not to be unreasonably withheld. All permitted Alterations shall be made at the Tenant's sole expense and only in compliance with the following conditions:

(i) No Alterations shall be commenced without at least thirty (30) days prior written notice to the Landlord, which notice shall contain a full and complete copy of the plans and specifications for the Alterations.

(ii) No Alterations shall be made which would decrease the rentable area of the Demised Premises or reduce or impair the rental value or usefulness of the Demised Premises.

(iii) All Alterations shall be made promptly and in a good and workmanlike manner and in compliance with all jurisdictional requirements.

17.2 The Tenant shall indemnify the Landlord from and against any liability for the cost of the Alterations and in the event any third party shall file a Mechanic's Notice of Intention, Mechanic's Lien or Stop Notice, the Tenant, at its sole expense, shall promptly cause the same to be removed of record.

17.3 The Tenant shall, at its sole cost and expense, remove the Alterations thirty (30) days prior to the expiration of the Term of this Lease and shall restore the Demised Premises to their existing condition as of the Commencement Date, ordinary wear and tear excepted. If the Tenant shall fail to remove the Alterations within the time prescribed, then the Landlord shall have the right to remove the Alterations at the expense of the Tenant.

17.4 Notwithstanding the foregoing, the Tenant shall be permitted to make cosmetic and non-structural alterations, changes or improvements in or to the Demised Premises without the prior approval (written or otherwise) of the Landlord, as long as the non-structural alterations, changes or improvements, in each instance, cost less than $5,000.00.

18. Parking Spaces.

18.1 The Landlord is currently providing 350 parking spaces at the Building Premises Parking areas for the non-exclusive use of the Tenant in common with the other tenants in the Building Premises; sixty (60) of such parking spaces shall be available for the use of the Tenant.

19. Landlord's Services.

19.1 The Landlord shall provide the following services to the Tenant:

(a) Maintain and service the heating, ventilating, air conditioning, plumbing, lighting and electrical systems (hereinafter called the "Systems") as may be required for the comfortable occupancy of the Demised Premises but not before 8:30 A.M. or after 5:00 P.M., of all days other than Saturdays, Sundays or days observed by the Federal or the New Jersey State government as legal holidays ("Business Days").

(b) Heat and air conditioning for the Demised Premises from 8:00 a.m. until 7:30 p.m. Monday through Friday and 9:00 a.m. until 2 p.m. on Saturday. In the event the Landlord is unable to provide heat and air-conditioning for the Demised Premises after 5:00 P.M., Monday through Friday or at anytime on Saturday due to mechanical problems with the heating, ventilating or air-conditioning systems, then the Landlord will not be required to service the heating, ventilating and air-conditioning systems until the next Business Day.

(c) Public elevator service, by elevator serving the floor on which the Demised premises are situated.

(d) Furnish adequate hot and cold water for portions of the common areas of the Building Premises for drinking and lavatory purposes as may be required by the Tenant and for the Tenant's kitchen areas, if any. If the Tenant used water for any other purposes, the Landlord, at the Tenant's expense, shall install meters to measure the Tenant's consumption of cold water and/or hot water for such other purposes. The Tenant shall pay for the quantities of cold water and hot water shown on such meters, at the Landlord's cost thereof, on the presentment of bills therefor by the Landlord.

(e) Maintain a listing on the Building Premises directory and a sign adjacent to the entrance of the Demised Premises of the name of the Tenant.

(f) Provide and install initial and replacement fluorescent tubes, starters and ballasts.

(g) Keep and maintain all portions of the Building Premises grounds including all parking areas, sidewalks, curbs and passageways adjoining the parking areas in a clean and orderly condition, free of dirt, rubbish, snow, ice and unlawful obstructions.

(h) Provide maintenance and care of the landscaped areas.

(i) Keep, maintain and repair the Building Premises and its fixtures, appurtenances, structural systems, and systems and facilities serving the Demised Premises, in good working order, condition and repair and make all repairs, structural and otherwise, interior and exterior, as and when needed in or about the Demised Premises, except for those repairs and replacements for which the Tenant is responsible pursuant to any other provisions of this Lease.

(j) Provide interior janitorial maintenance and trash removal in accordance with the Landlord's cleaning standard, a copy of which is annexed hereto as Exhibit B.

(k) Keep the parking areas and the common areas of the Building Premises well and sufficiently lighted during Business Days.

(l) Provide electrical service in accordance with the provisions of Article 29 hereof, at the sole cost and expense of the Tenant.

19.2 The Landlord reserves the right, without any liability to the Tenant, to stop service of any mechanical systems (including, but not limited to, heating, ventilating, air conditioning, electric, plumbing, sanitary and elevator) whenever and for so long as may be necessary, by reason of accidents, emergencies, strikes, or the making of repairs or changes which the Landlord is required by this Lease or applicable law to make, or in good faith deems necessary. The Landlord shall give reasonable notice of the stoppage of any mechanical systems service except in the case of an emergency. No such stoppage shall justify, or be grounds for, a reduction or the withholding of or setoff against the Rent due hereunder.

20. <u>Adjustment of Rent</u>.

20.1 For all purposes of this Lease:

(a) "Base Year" shall mean the calendar year commencing on January 1, 2000 and ending on December 31, 2000.

(b) "Operational Year" shall mean the calendar year commencing January 1, 2001 and ending December 31, 2001 and each calendar year thereafter.

(c) "Operating Expenses" shall mean any and all reasonable increases in expenses incurred by the Landlord in connection with the management (including reasonable management fees), operation, repair, maintenance, upkeep, cleaning and landscaping and servicing of the Building Premises and the heating, air conditioning, ventilating, plumbing, sanitary, electrical and elevator systems contained therein, and the grounds of the Building Premises, and such expenses shall include, but not be limited to, the following expenses:

(i) Wages, salaries or other compensation and payroll taxes, Federal and State unemployment taxes thereon, Social Security taxes and worker's compensation insurance premiums for all of those employees of the Landlord servicing the Building Premises.

(ii) Cost of all service, maintenance and repair contracts with independent contractors and suppliers for the servicing of the Building Premises.

(iii) Normal servicing costs and replacement parts (including installation thereof) necessary to maintain all building systems paid by the Landlord.

(iv) Premiums and other charges incurred by the Landlord with respect to the following insurance on the Building Premises:

(a) Fire and extended coverage;

(b) Public liability insurance;

(c) Such other insurance as the Landlord may obtain for the Building Premises;

(v) Cost of all water and sewer rents and all utility services furnished to the Building Premises, including the cost of fuel or other energy for heating the Building Premises and for electricity or other power required in connection with the operation of the common areas of the Building Premises, not otherwise required to be paid by the Tenant.

(vi) Real estate taxes, special and extraordinary assessments and municipal levies and assessments against the Building Premises.

(d) Notwithstanding anything contained in this section to the contrary, Operating Expenses shall not include any costs incurred by the Landlord in connection with making any capital improvements to the Building Premises or for the costs of any replacements to any of the systems servicing the Building Premises, including without limitation, the heating, air conditioning, ventilating, plumbing, sanitary, electrical or elevator systems which may not be fully expensed in the year incurred in accordance with Internal Revenue Service Rules and Regulations.

20.2 The Tenant's Proportionate Share shall mean a fraction the numerator of which being the rentable area of the Demised Premises (i.e., 12,851 square feet or such lesser amount as may result from the application of the provisions of paragraph 1.2 hereof) and the denominator of which being the total rentable area of the Building Premises (i.e., 70,000 square feet), which may be expressed as a percentage. The Tenant's proportionate share is 18.35% assuming the Tenant obtains occupancy of all the Demised Premises.

20.3 As soon as is practicable following the commencement of each Operational Year, t
Landlord shall furnish the Tenant with a written preliminary statement of the estimated
Operating Expenses for the then current Operational Year (the "Preliminary Statement"). If the
Preliminary Statement shall disclose that the estimated Operating Expenses for the then current
Operational Year shall be in excess of such expenses incurred by the Landlord during the Base Year, the
the Tenant shall pay to the Landlord as Additional Rent for the then current Operational Year an amount
equal to the Tenant's Proportionate Share of the amount by which the estimated Operating Expenses for
such Operational Year are greater than the Operational Expenses for the Base Year (the "Estimated
Operating Expense Payments"). Any increase in rental shall be effective as of the first day of the then
current Operational Year. The amount of an increase in the rental for the Operational Year shall be
divided into twelve (12) equal monthly installments. On the first day of the month immediately following
the furnishing by the Landlord to the Tenant of the Preliminary Statement, the Tenant shall pay to the
Landlord the number of monthly installments that shall have elapsed from the commencement of the then
current Operational Year up to and including the first day of such month. Thereafter, on the first day of
each successive month of the then current lease year, the Tenant shall pay to the Landlord, in addition to
its regular monthly Base Rent, equal installments of the said Additional Rent for the remainder of the then
current Operational Year. As soon as practicable following the expiration of each Operational Year, the
Landlord shall furnish the Tenant with a written final statement of the actual Operating Expenses incurred
by the Landlord during such expired Operational Year (the "Final Statement"). If the Final Statement
shall disclose that the actual Operating Expenses for the expired Operational Year are more or less than
the Estimated Operating Expense Payments made by the Tenant for such operational year, then there
shall be an appropriate adjustment. If the adjustment shall be in favor of the Landlord, the Tenant shall
pay the additional amount owing within thirty (30) days of receipt of such Final Statement. If the
adjustment shall be in favor of the Tenant, then the Landlord shall refund the overpayment to the Tenant
within the same thirty (30) day period. If the term of this Lease shall expire prior to the expiration of the
then current Operational Year, the Tenant shall nevertheless remain liable for the Tenant's Proportionate
Share of all Operating Expense increases for the pro rata portion of such Operational Year, as determined
by the Final Statement.

20.4 Every Preliminary Statement given by the Landlord pursuant to the provisions of this
Article 20 shall be conclusive and binding upon the Tenant, subject to possible later adjustment upon
delivery of the applicable Final Statement. Every Final Statement given by the Landlord pursuant to the
provisions of this Article shall be conclusive and binding upon the Tenant unless within thirty (30) days of
receipt thereof the Tenant shall notify the Landlord that it disputes the correctness of the Statement,
specifying the particular respect in which the Statement is claimed to be incorrect. The Tenant shall be
entitled, at its sole cost and expense, to review the books and records of the Landlord relating to the
computation of the Operating Expenses for the purpose of verifying same. If such review does not
resolve any dispute, such unresolved dispute shall be submitted to an independent Certified Public
Accountant jointly selected by the Landlord and the Tenant. Any determination by the Accountant shall
be final and binding upon both the Landlord and the Tenant and the costs of such accountant shall be
shared by the parties with the Tenant paying a percentage of the costs equal to the percentage of the
disputed amount which the accountant determines to be in fact due to the Landlord and the balance of
such costs to be paid by the Landlord.

20.5 For all purposes hereunder, the amount of the Operating Expenses shall be determined in accordance with generally accepted accounting principles consistently applied.

20.6 Notwithstanding anything contained in this Lease to the contrary, the Tenants share of increases in Operating Expenses shall not escalate by more than 10% per year above the amount that the Tenant paid for the prior year.

21. Late Charge.

21.1 Anything in this Lease to the contrary notwithstanding, at the Landlord's option, the Tenant shall pay a "Late Charge" of eight (8%) percent of any installment of rent or additional rent paid more than five (5) calendar days after the due date thereof, to cover the extra expense involved in handling delinquent payments. The charging or the acceptance of any Late Charge by the Landlord shall not be deemed to be a waiver of any breach hereof by the Tenant.

22. Right to Show Premises.

22.1 The Landlord may show the Demised Premises to prospective tenants, purchasers and mortgagees at any time during business hours on reasonable notice to the Tenant during the six (6) months prior to termination of this Lease.

23. Quiet Enjoyment.

23.1 The Landlord covenants that if, and so long as, the Tenant pays the Base Rent, and the Additional Rent as herein provided, and performs all of the Tenant's other obligations hereunder, the Landlord shall do nothing to affect the Tenant's right to peaceably and quietly have, hold and enjoy the Demised Premises for the term herein mentioned, subject nevertheless to the conditions of this Lease.

24. Holdover Tenancy.

24.1 If the Tenant holds possession of the Demised Premises after the Term hereof shall expire, the Tenant shall become a tenant from month to month of the subject premises under the provisions herein provided, but at a monthly Rent of two hundred (200%) percent of the monthly Rent for the last month of the then applicable term, payable in advance on the first day of each month, and such tenancy shall continue until (a) terminated by either party upon not less than thirty (30) days prior written notice to the other party and, (b) in the case of a termination by the Tenant, the Tenant shall have actually vacated and surrendered the Demised Premises to the Landlord.

24.2 Nothing contained in this Lease, nor the paying by the Tenant and acceptance by the Landlord of Holdover Rent, nor any verbal consent by anyone, nor any detrimental reliance by the Tenant, shall be construed as a consent by the Landlord to the occupancy or possession by the Tenant of the Demised Premises or any portion thereof beyond the Expiration Date or sooner termination of the

Term hereof, unless consented to in writing by the Landlord, in its sole discretion. The Landlord shall b entitled to consequential damages and all other available remedies for any failure by the Tenant to surrender the Demised Premises upon Expiration Date or sooner termination of the Term hereof.

25. Estoppel Certificate, Recordation, Memorandum.

25.1 The Tenant agrees, at any time and from time to time, as requested by the Landlord, to execute and deliver to the Landlord a statement certifying: (a) that this Lease is in full force and effec (b) that this Lease is unmodified, or if modified, specifying such modifications, (c) the dates to which the Base Rent and Additional Rent have been paid and (d) whether or not, to the best knowledge of the Tenant, the Landlord is in default in the performance of any of its obligations under this Lease, and, if so, specifying each such default. Any such statements may be relied upon by the Landlord and others with whom the Landlord may be dealing.

25.2 The Tenant shall not record this Lease or any memorandum hereof without the prior written consent of the Landlord.

25.3 At the request of the Landlord, the Tenant shall promptly execute, acknowledge and deliver a memorandum of this Lease sufficient for recording. Such memorandum shall not in any way change or otherwise affect any of the obligations or provisions of this Lease.

26. Insurance.

26.1 The Landlord, at its sole cost and expense, shall keep the Building Premises insured during the term of this Lease, against loss of damage by fire and against loss or damage by other risks now or hereafter embraced by "Extended Coverage", in amounts sufficient to prevent the Landlord from becoming a co-insurer under the terms of the applicable policy, but in any event in an amount not less than the then "full replacement cost", "full replacement cost" being the cost of replacing the Building, exclusive of the cost of excavations, foundations and footings.

26.2 The Tenant shall, at the Tenant's sole cost and expense, but for the mutual benefit of the Landlord and the Tenant, maintain general public liability insurance against claims for personal injury, death or property damage occurring upon, in or about the Demised Premises, such insurance to afford protection to the limit of not less them $2,000,000.00 in respect to injury or death to a single person and to the limit of not less than $2,000,000.00 in respect to any one accident, and to the limit of not less than $1,000,000.00 in respect to property damage.

26.3 All policies of insurance maintained by the Tenant hereunder shall provide that the proceeds thereof shall inure to the benefit of the Landlord and the Tenant and, if the Landlord so requires, any mortgagee to which this Lease is or shall become subordinate. All policies of insurance shall, to the extent obtainable, at no additional premium, provide that any loss shall be payable notwithstanding any act of negligence of the Tenant which might otherwise result in a forfeiture of said insurance.

26.4 All policies of insurance maintained by the Landlord and Tenant hereunder shall be written with companies authorized to do business in the State of New Jersey reasonably satisfactory to the other and the Tenant's policies shall name the Tenant and the Landlord as the insured as their respective interests may appear. Policies evidencing the coverage required to be maintained by the Tenant hereunder shall be delivered to the Landlord, together with evidence of the payment of the premium therefor, not less than ten (10) days prior to the commencement of the Term hereof. Each policy issued by the insurer shall contain an agreement by the insurer that such policy shall not be canceled without at least thirty (30) days prior written notice to the Landlord. The Tenant's policy shall contain a waiver of subrogation rights against Landlord and the Landlord's policy shall contain a waiver of subrogation rights against Tenant, provided such provisions are obtainable at no additional premium; if Tenant is unable to obtain such provision at no additional premium, the Landlord will not be required to obtain such provision.

27. Right to Inspect and Repair.

27.1 The Landlord may enter the Demised Premises at any reasonable time on reasonable notice to the Tenant (except that no notice need be given in the case of an emergency in the Landlord's sole discretion) for the purpose of inspection or the making of such repairs, replacements, or additions, in, to, on and about the Demised Premises as the Landlord deems necessary or desirable. In no event shall the Tenant have any claim against the Landlord for any interruption to the Tenant's business relating to the Landlord's entry into the Demised Premises.

28. Surrender.

28.1 Upon the termination of this Lease, the Tenant shall quit and surrender the Demised Premises to the Landlord in no worse condition, then the condition the Demised Premises were delivered to the Tenant at the commencement of this Lease, except for ordinary wear and tear.

28.2 The Tenant shall, prior to or upon the termination of this Lease, remove from the Demised Premises, all fixtures, partitions, equipment, personal property and any other improvements installed by the Tenant thereon (the "Tenant Improvements") without injury to the Demised Premises. Any Tenant Improvements not removed by the Tenant shall be considered abandoned by the Tenant and shall become the property of the Landlord. The Tenant shall not be required to remove any improvements to the Demised Premises installed by the Landlord prior to the commencement of the term. In the event the Tenant shall fail to remove any of the Tenant Improvements within the time prescribed, the Tenant shall be liable for such costs or damages as the Landlord shall sustain for removing the Tenant Improvements.

28.3 No agreement to accept a surrender of all or any part of the Demised Premises other than at the expiration of the Term of this Lease shall be valid unless in writing and signed by the Landlord. The delivery of keys to an employee of the Landlord or of its agent shall not operate as a termination of this Lease or a surrender of the Demised Premises.

29. <u>Electrical Service</u>.

29.1 The Tenant shall pay the Landlord for the entire cost of electricity used by the Tenant at the Demised Premises. The cost thereof shall be determined by the usage shown on the electricity meter serving that portion of the Building Premises of which the Demised premises are a part. The Tenant shall pay its portion of the entire usage as disclosed by the meter, on a *pro rata* basis based upon a fraction, the numerator of which being the rentable area of the Demised Premises (*i.e.*, 11,614 square feet) and the denominator of which being the total rentable area of the Building Premises serviced by the meter, which may be expressed as a percentage. Payment shall be due on a monthly basis within thirty (30) days after receipt of a statement from the Landlord showing the Tenant's share of the cost of the electrical usage for the monthly period in question. The Tenant shall not install any electrical equipment which, in the reasonable judgment of the Landlord, overloads the lines in the Demised Premises or in the Building Premises. The Tenant shall, at its own expense, promptly make whatever changes are necessary to remedy any overload condition and to comply with all other electrical requirements of the Landlord and any applicable governmental authority.

30. <u>Broker's or Finder's Fee</u>.

30.1 The Landlord and the Tenant represent to each other that neither party authorized or engaged the services of a real estate broker in connection with the initiation, negotiation and consummation of the within Lease transaction, except for Grubb & Ellis Company (the "Authorized Broker"). The Landlord shall satisfy all brokerage commissions and fees owing to the Authorized Broker. The Landlord agrees to indemnify, defend and save harmless the Tenant, from and against any and all claims from, related to or arising out of amounts due to the Authorized Broker. Each party agrees to indemnify, defend and save the other harmless from any and all claims with respect to real estate brokerage commissions which may be alleged to have been occasioned by any other broker, acting on behalf of the indemnifying party.

31. <u>Rules and Regulations</u>.

31.1 The Tenant and its employees and agents shall faithfully observe and comply with the Rules and Regulations annexed hereto as Exhibit C and such reasonable changes therein (whether by modification, elimination or addition) as the Landlord at any time or times hereafter may make (provided such changes are uniformly applied to the other tenants of the Building Premises) and communicate in writing to the Tenant, provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations as originally promulgated or as changed, the provisions of this Lease shall control.

31.2 Nothing in this Lease contained shall be construed to impose upon the Landlord any duty of obligation to the Tenant to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease, as against any other tenant, and the Landlord shall not be liable to the Tenant for violation of the same by any other tenant or its employees, agents or visitors.

32. Notice of Accidents.

32.1 The Tenant shall give prompt notice to the Landlord of (i) any accident in or about the Demised Premises for which the Tenant or the Landlord might be liable, (ii) all fires in the Demised Premises, (iii) all damages to or defects in the Demised Premises, including the fixtures, equipment and appurtenances thereof, for the repair of which the Landlord might be responsible, and (iv) all damage to or defects in any parts or appurtenances of the Building's mechanical systems.

33. Failure to Grant Consents.

33.1 The Tenant hereby waives any claim against the Landlord which it may have based upon any assertion that the Landlord has unreasonably withheld or unreasonably delayed any consent hereunder, and the Tenant agrees that its sole remedy in connection with such matter shall be an action or proceeding to enforce any such provision by specific performance, injunction or declaratory judgment. In the event of a judicial determination that a consent shall have been wrongfully withheld, the requested consent shall be deemed to have been granted and the Landlord shall have no liability to the Tenant for its previous refusal or failure to give such consent. The sole remedy for the Landlord's unreasonably withholding or delaying of consent shall be as provided in this Article.

34. Mortgage Financing - Tenant Cooperation.

34.1 In the event that the Landlord desires to seek mortgage financing secured in whole or in part by the Building or the Demised Premises, the Tenant shall cooperate with the Landlord, in the making of any application(s) by the Landlord for such financing including the delivery to the Landlord's mortgage broker or mortgagee of such information as they shall reasonably require with respect to the Tenant's occupancy of the Demised Premises, including, but not limited to financial statements of the Tenant; provided, however, in no event shall Tenant's cooperation require Tenant to amend or modify this Lease.

35. Interest.

35.1 All Rent amounts not paid within thirty (30) after the due date thereof shall bear interest at the rate of one and one-half (1.5%) percent per month, or if less, the maximum rate permitted by law. The charging or the acceptance of interest by the Landlord shall not be deemed to be a waiver of any breach hereof by the Tenant.

36. Entire Agreement.

36.1 This Lease contains the entire agreement and understanding between the parties with respect to the Demised Premises. There are no oral understandings, terms or conditions, and neither party has relied upon any representation, express or implied, not contained in this Lease. All prior understandings, terms or conditions are deemed merged in this Lease. This Lease cannot be changed or supplemented other than in a writing signed by both parties.

37. No Waiver of Covenants or Conditions.

37.1 The failure of either party to insist on strictest performance of any covenant or condition hereof, or to exercise any option herein contained, shall not be construed as a waiver of such covenant or condition or option in any other instance.

38. Notices.

38.1 Any notice by either party to the other shall be in writing and shall be deemed to have been duly given only if delivered personally or sent by registered mail or certified mail in a postpaid envelope addressed as follows:

EI-2 Ridgedale Avenue, Inc.
115 Evergreen Place
East Orange, New Jersey 07018
Attention: C. Hy Shapiro, Vice President

If to the Tenant, to:

MediaBay, Inc.
2 Ridgedale Avenue
Cedar Knolls, New Jersey 07927
Attention: Norton Herrick, Chairman/CEO

Either party may by notice as aforesaid designate a different address for notices. Notice shall be deemed to have been duly given, if delivered personally, on delivery thereof, and if mailed, upon the date of mailing.

39. Option to Renew.

39.1 Provided that Tenant is not 180 days prior to the expiration of the initial lease team, in default in the performance of any of its obligations under the Lease, then the Landlord shall provide the Tenant written notice of the Tenants option to renew the Lease at the expiration of the initial term of the Lease. The Tenant, on written notice to the Landlord by certified mail, return receipt requested, to be

posted in the United States Mail no later than 90 days after receipt of the aforementioned Landlord notice, may elect to renew the term of the Lease for a renewal term of three (3) years to commence c the first day of the first month next following the expiration of the initial lease term and expire on the la. day of the thirty sixth month thereafter. The renewal term shall be upon the same terms and conditions a provided in the Lease for the initial term, except that the basic minimum rental to be paid by Tenant sha be as provided for in paragraph 39.2 hereof.

39.2 In the event Tenant exercises its option to renew the term of the Lease for a renewal tern of three years as herein provided, the Tenant shall pay to the Landlord as the basic minimum rental for th Demised Premises the following:

(a) The annual Base Rent of $203,688.35, as set forth in Section 5.2, shall be multiplied by a fraction, the numerator of which shall be the C.P.I. of the calendar month during which the first option period commences and the denominator of which shall be the C.P.I. for the month in which the third year of the original lease term commenced. The sum calculated shall constitute the new monthly Base Rent during the entire option period, but in no event shall the new monthly Base Rent be less than the Base Rent payable for the month immediately preceding the option period.

(b) The term "C.P.I." means the Consumer Price Index of the Bureau of Labor Statistics of the United States Department of Labor for New York, Northeastern New Jersey, Metropolitan Area - All consumers.

39.3 In addition to the Base Rent as above provided in Paragraph 39.2, the Tenant shall also pay as additional rental, (a) its Proportionate Share of Operating Expenses in accordance with the requirements of Article 20 hereof and the Base Year for the computation of all such additional rental be the calendar year commencing 1 January 2000 and ending 31 December 2000, (b) all amounts which shall become due and owing from the Tenant to the Landlord on account of the Tenant electric pursuant to Article 29 hereof.

40. Covenant Against Liens.

40.1 The Tenant agrees that it shall not encumber, or suffer or permit the Demised Premises to be encumbered by any construction lien, charge or encumbrance, and the Tenant shall have no authority to mortgage or hypothecate this Lease in any way whatsoever. Any violation of this Article shall be considered a breach of this Lease.

41. Environmental Matters.

41.1 The Tenant shall not during the Term of this Lease: (i) store, treat, manufacture, refine, produce, generate, handle, dispose of or otherwise permit to be present at, within or without the Demised Premises any "hazardous waste" or "hazardous substances" as those terms are defined in the

New Jersey Industrial Site Recovery Act and all amendments thereto ("ISRA") or the Spill Compensatio and Control Act N.J.S.A. 58:10-23-1 and all amendments thereto ("SCCA"), or conduct on the premise any activity involving the storage, treatment, handling, generation, transportation, manufacturing, refining, production, disposal or handling of any other hazardous substances or hazardous waste; (ii) discharge or spill any hazardous or toxic liquid, material or substance into the soil or ground water beneath the Demised Premises or otherwise contaminate or pollute any portion of the Demised Premises or (iii) conduct any business or operation at the Demised Premises which would subject the Demised Premises to ISRA.

41.2 In the event the Tenant shall violate or permit a violation of the provisions of this article or in any way conduct its operations on the Demised Premises in such a manner as to subject the Landlord to a claim or violation of ISRA or SCCA, the Tenant shall immediately remedy and fully cure such condition at its own cost and expense, including but not limited to attorney's and consultant's fees, clean-up, removal and restoration cost and lost rental. The Tenant's obligation to cure shall include, at the Tenant's sole cost and expense, remediation of the hazardous condition in question, the clean-up and detoxification of the Demised Premises and the removal of the hazardous substance(s) from the Demised Premises and the soil and groundwater beneath the Demised Premises, in accordance with the applicable standards imposed under ISRA or SCCA so as to restore the Demised Premises to its pre-existing condition as of the Commencement Date (and without any engineering or institutional controls, including, without limitation, capping, deed notice, declaration of restriction or other institutional control notice) to the complete satisfaction of the Landlord and the New Jersey Department of Environmental Protection and Energy.

41.3 The Tenant shall comply with all future laws or ordinances of any governmental authority relating to the environment.

41.4 The Tenant shall indemnify, defend and hold harmless the Landlord from and against all fines, claims, liabilities, losses, damages and costs of any kind whatsoever, foreseen or unforeseen, including without limitation counsel, engineering and other professional or expert fees which the Landlord may incur by reason of the Tenant's action or non-action with respect to the Tenant's obligations under this Article 41. The Tenant's obligations and liabilities under this Paragraph 41 shall survive the expiration or earlier termination of this Lease.

41.5 The Tenant's failure to abide by the terms of this Article 41 shall be restrainable by injunction.

42. <u>Expansion Option</u>.

42.1 Landlord hereby grants to Tenant the option to expand the Demised Premises to include additional space on the third floor of the Building Premises in accordance with the following terms and conditions:

(a) Within a reasonable time period after Landlord becomes aware of the existence of additional space becoming available on the third floor of the Building Premises, whether as the result of an existing Tenant vacating, terminating or being in default of their lease (the "Expansion Space"), Landlord shall give Tenant written notice of such occurrence and provide to Tenant the terms and conditions under which Tenant may lease such space;

(b) Tenant shall have five (5) Business Days after receipt of Landlord's notice referred to in paragraph 42.1(a) above to provide Landlord with its notice as to whether or not Tenant desires to lease all or a portion of the Expansion Space.

43. Miscellaneous.

Notwithstanding anything to the contrary contained in the Rules and Regulations attached to this lease, or in any amendment thereto, the Tenant shall be permitted to install or operate within the Demised Premises without Lessor's prior consent, radios, televisions, business machines or other business equipment provided such equipment is customarily used, installed or operated by other lessees conducting businesses similar to the Tenant, as long as the use of such machines and equipment does not cause an overload of the electrical system.

44. Binding Effect.

44.1 This Agreement shall be binding upon, and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

THE BALANCE OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties hereto have duly executed this Lease on the day and y first above written.

WITNESS/ATTEST:

By: [signature]

LANDLORD:

EI-2 Ridgedale Avenue, Inc., a N.J. Corporation

By: [signature]
C. Hy Shapiro
Authorized Agent

Hanover Park for Industry, a Limited Liability Company
By: Its managing member EI Properties, Inc.

By: [signature]
Gaetano P. Cipriano
Vice President

ATTEST:

By: Howard Herrick, Asst. Sec.

TENANT:

MediaBay, Inc.

[signature]

Name: Norton Herrick
Title: Chairman

Exhibit A - Demised Premises

EXHIBIT "A"
12,851 RSF
DEMISED PREMISES



Exhibit B - Cleaning Standards

EXHIBIT B

OFFICE BUILDING CLEANING STANDARD

1) GENERAL OFFICE (TENANT OCCUPIED) AREA CLEANING - FIVE DAYS PER WEEK, UNLESS OTHERWISE SPECIFIED

A) Empty all waste receptacles, collect all rubbish and trash and remove it to a designated location on the premises. Store all waste material in a neat manner using plastic bags, refuse containers or a compactor, if provided. Replace waste basket liners, as required.

B) Low dusting (within reach, approximately six (6) feet from floor). Hand dust all window sills, ledges, moldings, desks, chairs, tables, file cabinets, telephones, shelving, office equipment using a chemically treated dust cloth. Damp dust these items when necessary and on a rotating basis. (Exceptions are made for desk and table tops having papers left on them. They are not to be touched).

C) Spot clean to remove finger prints from glass desk and table tops in conference rooms and reception areas. Remove spillages and other smudge marks from desks and table tops throughout the offices, conference rooms and lobbies. All other desk table tops will be cleaned on a scheduled basis.

D) Empty and damp wipe all ash trays. Clean and empty cigarette urns and other receptacles. Strain sand in urns and replace as necessary.

E) Remove finger and smudge marks from walls and door near switches and door knobs.

F) Remove finger and smudge marks from Reception Lobby glass doors, interior glass partitions and doors.

G) Thoroughly clean glass Reception Lobby glass doors, interior glass partitions and doors once per week.

H) Vacuum clean all carpeted surfaces, moving light objects, but vacuum around and under desks.

I) Spot clean (shampoo) carpeting to remove spills and stains as required.

J) Sweep all floors, except carpet, using chemically treated dust mops. Mop floors when necessary to remove spots, remove gum as required. (See special description of floor treatment). Strip and wax all vinyl composition floors, once per month.

K) Treat unlocked closets as general cleaning area.

L) Vacuum and/or dust venetian blinds and shades, once per week.

M) Clean and sanitize all telephones, once per week.

2) <u>COMMON AREA (LOBBIES, HALLS AND STAIRWELLS) CLEANING FIVE DAYS PER WEEK, UNLESS OTHERWISE SPECIFIED</u>

A) Clean and sanitize all water fountains and coolers.

B) Clean runners and mats by vacuuming and/or mopping.

C) Mop floors in any vending or lunchroom area. Table tops are to be washed and chairs are to be wiped with a damp cloth.

D) Clean all surface objects and keep all janitorial closets in a clean and neat condition.

E) Treat stairs and stairwells used for daily traffic as common area floors with the exception of waxing.

F) Machine wash and thoroughly clean atrium brick pavers floor once per week in conjunction with spot cleaning daily (where required).

G) Vacuum and/or dust venetian blinds and shades once per month.

H) Waste receptacles shall be emptied and replacement plastic liners will be provided daily.

I) Sweep and spot cleaning Receiving and Loading Dock. Damp mop once per week.

3) <u>WASHROOM CLEANING FIVE DAYS PER WEEK</u>

A) Empty all waste receptacles and dispose of material in accordance with description of general cleaning, item 1A.

B) Wash and polish all mirrors and all chromed surface including powder shelves, dispensers, flushometers, pipes and hinges.

C) Wash both sides of toilet seats with a germicidal solution.

OFFICE BUILDING CLEANING STANDARD

D) Wash all basins, bowls and urinals with a germicidal solution.

E) Dust and wash all partitions, tile walls and ledges, dispensers and waste receptacles as required, but all items are to be cleaned over the course of a month.

F) Sweep and wash floors using disinfectant.

G) Refill and maintain all toilet tissue, soap, towel and other sanitary dispensers. Supplies to be furnished by Building Management.

4) <u>ELEVATORS CLEANING FIVE DAYS PER WEEK</u>

A) Clean elevator cabs, wipe down decorative panels, metal trim and doors to remove finger marks. Polish metal as necessary, vacuum rug or damp mop floor tiles. Clean nd damp wipe ash trays and trash receptacles.

5) <u>GENERAL WINDOW CLEANING</u>

A) Wash interior and exterior of all buildings (semi-annually).

Exhibit C - Rules and Regulations

WPB/SINENSKYM/254244/5g6c05!.DOC/2/18/00

RULES AND REGULATIONS

The Lessee covenants and agrees with the Lessor to obey the following Rules and Regulations:

1. The Lessee shall pay the cost of repairing any damage to the Demised Premises, the public portions of the Building and to any facilities used in common with other lessees, caused y Lessee or the employees, licensees, or invitees of the Lessee.

2. The Lessee shall not at any time:

a. Signs: Unless expressly permitted by the terms of Lease, display any sign, lettering, advertisement, notice or object on the exterior of the Demised Premises or within the Demised Premised where the same might be visible outside the Demised Premises.

b. Noise: Allow any loudspeakers, radios, televisions, business machines or mechanical equipment to be installed or operated within the Demised Premises without Lessor's prior written consent, and in no case (even where the same are of a type so excepted or so consented to by the Lessor) shall any machines or mechanical equipment be so placed or operated as to disturb other lessees; but machines and mechanical equipment which may be permitted to be installed and used in the Demised Premises shall be so equipped, installed and maintained by such Lessee as to prevent any disturbing noise, vibration or electrical or other interference from being transmitted from such premises to any other area of the Building.

c. Interference with Building System: Use the Demised Premises in such a manner as to impair, interfere with or damage the Demised Premises, the interior or exterior of the Building, or any of the mechanical, electrical, HVAC or plumbing systems contained within the Building.

d. Dangerous Substances: Independent of the provisions of Paragraph (f) hereof, store, generate, handle or dispose of within or without the Demised Premises any acids, vapors, poisons, dangerous, inflammable, combustible or explosive objects, materials or liquids.

e. Extermination: Use any pest extermination contractor except with the prior consent of Lessor.

f. <u>Environmental Protection:</u> Store, generate, handle dispose of within or without the Demised Premises "Hazardous Waste" or "Hazardous Substances" as those terms are defined in the Industrial Site Recovery Act (ISRA) N.J.S.A. 13.1k-6, or the Spill Compensation and Control Act, N.J.S.A. 58:10-23.1. In the event the Lessee shall violate or permit a violation of the provisions of this paragraph, or in anyway conduct its operations on the Demised Premises in such a manner as to subject the Lessor to a claim or violation of the aforementioned statutes, the Lessee shall immediately remedy and fully cure such condition at its own cost and expense, including but not limited to attorneys' and consultants' fees, clean-up, removal and restoration cost and lost rental.

3. All entrance doors in the Demised Premises shall be left locked and all windows shall be left closed by the Lessee when the Demised Premises are not in use. Entrance doors shall not be left open at any time.

4. Hand trucks not equipped with rubber tires and sideguards shall not be used within the Building.

5. The Lessor reserves the right to rescind, alter or waive any Rule and Regulation at any time prescribed for the Building when, in its judgment, it deems it necessary, desirable or proper for its best interest and for the best interests of the lessees, and no alteration or waiver of any Rule or Regulation in favor of one lessee shall operate as an alteration or waiver in favor of any other lessee. The Lessor shall not be responsible to any lessee for the non-observance or violation by any other lessee of any of the Rules and Regulations at any time prescribed for the Building.

6. The Lessor may retain a passkey to the Demised Premises. No lock shall be changed or a new lock installed without the prior written consent of the Lessor and an additional key provided for the use of the Lessor.

EXHIBIT "B"

DEPICTION OF PREMISES

The Premises is depicted by the area outlined in bold on the attached diagram.

EXHIBIT "A"

12,851 RSF

DEMISED PREMISES



MEDIABAY, INC.
MEDIABAY.COM, INC.
2 RIDGEDALE AVENUE
CEDAR KNOLLS, NEW JERSEY 07927
973-539-9528

September 17, 2001

Mr. Mike Suppa, Vice President
EI-2 Ridgedale Avenue, Inc.
8 Ridgedale Avenue
Cedar Knolls, NJ 07927
Simsbury, CT 06070

Re: Amended Partial Assignment of Lease Agreement By and Between MediaBay, Inc. And MediaBay.com, Inc.

Dear Mr. Suppa:

As you know, on 8/23/00 MediaBay, Inc. made a partial assignment of the lease to MediaBay.com, Inc. pursuant to Section 10.5 of the Lease. Effective October 1, 2001 MediaBay.com, Inc. is returning to MediaBay, Inc. approximately 1,210 square feet (formerly the Data Base Technology space) and retaining only 2,460 square feet (formerly the Ameriquest Mortgage space).

Attached hereto is a copy of the instrument affecting such amended assignment as of October 1, 2001. As a result of this amendment, the monthly rental allocations for invoice purposes will be as follows commencing October 1, 2001:

	Total	MediaBay, Inc.	MediaBay.com, Inc.	Herrick Corp.
Base Rent	$16,974.03	$11,881.82	$3,242.04	$1,850.17
Operating Costs	331.70	232.20	63.35	36.15
TOTAL	$17,305.73	$12,114.02	$3,305.39	$1,886.32

Very truly yours,

Norton Herrick, Chairman

cc: Bob Klein
Rob Toro
Nick Kermalli

NH:rf

AMENDED PARTIAL ASSIGNMENT OF LEASE AGREEMENT BY AND BETWEEN MEDIABAY, INC. AND MEDIABAY.COM, INC.

THIS AMENDED ASSIGNMENT AGREEMENT (this "Agreement") dated as of October 1, 2001 is entered by and between **MEDIABAY, INC.**, a Florida corporation, whose address is 2 Ridgedale Avenue, Cedar Knolls, New Jersey 07927 (the "Assignor") and MEDIABAY.COM, INC., a Delaware corporation, whose address is 2 Ridgedale Avenue, Cedar Knolls, New Jersey 07927 (the "Assignee").

RECITALS

A. **EI-2 RIDGEDALE AVENUE, INC.**, a New Jersey corporation, and **HANOVER PARK FOR INDUSTRY**, a limited liability corporation (collectively, the "Landlord") and Assignor entered into that certain Lease Agreement dated February 18, 2000, (the "Lease") whereby Assignor leased certain land and improvements, containing approximately 12,851 rentable square feet (the "Demised Premises") as more fully described in the aforementioned Lease .

B. A true and correct copy of the Lease is attached to this Agreement and made a part hereof as **Exhibit "A."**

C. Assignor and Assignee now desire to enter into this Agreement for the purpose of Assignor assigning a portion of the Lease to Assignee in accordance with the terms and conditions set forth below.

D. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Lease.

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth below, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. **Recitals**: The above Recitals are true and correct and made a part of this Agreement.

2. **Assignment**: Assignor does hereby assign to Assignee, and Assignee does hereby accept such assignment from Assignor, subject to the terms and conditions contained in this Agreement, the Lease as it relates solely to that portion of the Demised Premises which is depicted on **Exhibit "B"** attached hereto and made a part hereof (the "Premises"). The Premises constitute approximately 2,460 square feet, or 19.1% of the Demised Premises. That portion of the Demised Premises which is not assigned hereunder is referred to herein as the "Retained Premises."

3. **Rent**: Commencing on October 1, 2001 and continuing on the first day of each month thereafter, Assignee shall pay to Landlord, without notice or demand, rent ("Rent") equal to 19.1% of the Base Rent, Additional Rent and all other sums due under the Lease, other than sums due under the Lease which pertain solely to the Retained Premises.

4. **Title to Improvements**: All improvements now or hereafter existing and/or constructed on the Premises are and/or shall become the property of Assignee (subject to the rights of the Landlord, if any, to such property) immediately upon affixation to the Premises. In addition, all of Assignee's trade fixtures and all personal property, fixtures, apparatus, machinery and equipment now or hereafter located upon the Premises, other than building fixtures, shall be and remain the personal property of Assignee.

5. **Operation of Premises**: Assignee shall, at all times during the Term of this Agreement, at Assignee's own cost and expense, occupy and operate the Premises in accordance with the obligations of the "Tenant" under the Lease.

6. **Compliance with Law**: Assignee covenants that, during the Term, Assignee will promptly comply with all laws applicable to the Premises to the same extent and in the same form as required by "Tenant" under the Lease pursuant to Article 13 of the Lease.

7. **Use of Premises**: Assignee will use and occupy the Premises solely for the uses permitted under Article 4 of the Lease.

8. **Indemnity**: (a) Assignor will indemnify and save harmless Assignee from and against any and all liabilities, losses, damages, expenses, causes of action, suits, interests, fines, penalties, claims and judgments (including reasonable legal fees and expenses) arising from or out of Assignor's failure to perform each and every term, covenant, condition and agreement herein to be performed by Assignor, except to the extent caused by Assignee's failure to perform its obligations hereunder or Assignee's gross negligence or willful misconduct after the date hereof.

(b) Assignee will indemnify and save harmless Assignor from and against any and all liabilities, losses, damages, expenses, causes of action, suits, interests, fines, penalties, claims and judgments (including reasonable legal fees and expenses) arising from or out of Assignee's failure to perform each and every term, covenant, condition and agreement herein to be performed by Assignee, except to the extent caused by Assignor's failure to perform its obligations hereunder or Assignor's gross negligence or willful misconduct after the date hereof.

9. **Subletting and Assignment**: (a) Assignee may not assign this Agreement or sublet the Premises without the Landlord's prior written consent in accordance with the provisions of Article 10 of the Lease.

(b) Notwithstanding anything to the contrary contained in Article 10 of the Lease or this Agreement, the Assignee may assign and/or sublet all or any portion of the Premises to Audio Book Club, Inc. and/or MediaBay.com, Inc. without obtaining Landlord's prior written consent. Upon any such assignment or subletting, the Assignee shall be fully released from any and all obligations with respect to the affected part of the Premises so assigned or subletted.

10. **Legal Fees Costs and Expenses**: The prevailing party shall be entitled to the reimbursement of its reasonable attorney fees and costs and expenses through the trial and appellate levels, incurred by such party, in connection with the enforcement of any agreement or obligation of the other party pursuant to this Agreement

11. **Lease**

(a) Except as hereinafter set forth, the terms, provisions, covenants and conditions of the Lease are hereby incorporated herein by reference. Assignee agrees to perform and comply with the terms, provisions, covenants and conditions of the Lease, as they relate to the Premises on the part of "Tenant" to be performed and complied with and not to do or suffer or permit anything to be done which would result in a default under or cause the Lease to be terminated or forfeited. Assignor agrees to perform and comply with the terms, provisions, covenants and conditions of the Lease as they relate to the Retained Premises on the part of "Tenant" to be performed and complied with and not to do or suffer or permit anything to be done which would result in a default under or cause the Lease to be terminated or forfeited. In the event of a default by Landlord under the Lease, Assignor agrees on its behalf to enforce Assignor's rights under the Lease as to the Retained Premises or at its option, Assignor may assign to Assignee, Assignor's rights, as it relates to the Retained Premises, to enforce the Lease. In the event of a default by Landlord under the Lease, Assignee shall be entitled to enforce Assignee's rights under the Lease as to the Premises, or at its option, Assignee may assign to Assignor, Assignee's rights, as it relates to the Premises, to enforce the Lease.

(b) Assignee shall not have any rights or any obligations under the Lease which do not by their nature relate to the Premises.

(c) In the event that Assignor (i) receives a notice of default or notice of termination under the Lease from Landlord or (ii) delivers a notice of default or notice of termination under the Lease to Landlord, Assignor shall provide a copy of same to Assignee promptly upon receipt or delivery of such notice. Assignee shall then have the right to negotiate with Landlord to assume the Lease with respect to some or all of the Retained Premises.

(d) Assignee shall have the right to exercise the renewal options set forth in Article 39 of the Lease with respect to the Premises.

(e) Provided that the Assignee is not in default of this Agreement, then the Assignee shall inure to all of the benefits contained in the Lease as they relate to the "Tenant" under the Lease as if the Assignor was named as the "Tenant" under the Lease. This paragraph shall be a self-operative assignment of all such rights.

12. **Attornment**: In the event that the Lease is terminated for any reason whatsoever, this Agreement shall remain in full force and effect as a direct lease, with respect solely to the Premises, between Landlord and Assignee, with the same force and effect as if originally entered into between Landlord and Assignee and Assignee's rights and privileges under this Agreement and the Lease and any extension or extensions thereof shall not be diminished, interfered with or disturbed.

13. **Notices**: Any notice, demand, election or other communication (hereinafter referred to as "Notices") which Assignor or Assignee shall desire or be required to give pursuant to the provisions of this Agreement shall be sent by telecopy, overnight delivery, hand-delivery or by registered or certified mail, and the giving of such Notices shall be deemed complete on the earlier of when delivered or on the third (3rd) business day after the same is deposited in a United

States Post Office with postage charges prepaid, addressed to the person intended to be given such Notices at the respective addresses set forth in the first paragraph of this Agreement or to such other address as such party may theretofore have designated by notice pursuant to this Article. For purposes of telecopied notices, Assignor's telecopy number is ___________, and Assignee's telecopy number is ___________________.

14. **Rights Cumulative**: All the rights and remedies of parties under this Agreement or pursuant to present or future law shall be deemed to be separate, distinct and cumulative and no one or more of them, whether exercised or not, shall be deemed to be an exclusion of, or a waiver of, any of the others, or of any of the rights or remedies which either party may have, and both parties shall have, to the fullest extent permitted by law, the right to enforce any rights or remedies separately and to take any lawful action or proceedings to exercise or enforce any right or remedy without thereby waiving or being barred or estopped from exercising and enforcing any other rights and remedies by appropriate action or proceedings.

15. **Non-Waiver**: No waiver by either party, of any breach by the other, of any term, covenant, condition or agreement herein and no failure by either party to exercise any right or remedy in respect of any breach of the other hereunder, shall constitute a waiver or relinquishment for the future of any such term, covenant, condition or agreement, or of any subsequent breach of any such term, covenant, condition or agreement, nor bar any right or remedy of either in respect to any such subsequent breach.

16. **Broker**: Assignee and Assignor warrant and represent that they have dealt with no broker, agent or other person in connection with this Agreement, and that no broker, agent or other person brought about this transaction, and Assignor and Assignee agree to indemnify and hold each other and Landlord harmless from and against any and all claims by any other broker, agent or other persons, claiming a commission or other form of compensation by virtue of having dealt with Assignor or Assignee with regard to this leasing transaction. The provisions of this Article shall survive termination of the Term of this Agreement.

17. **No Oral Changes**: Neither this Agreement nor the Lease shall be changed or modified except by an agreement in writing signed by both Assignee and Assignor.

18. **Counterparts**: This Agreement may be executed in counterparts, and each such counterpart shall be deemed an original and when taken together shall constitute one and the same Agreement.

19. **Bind and Inure**: The terms, covenants, conditions and agreements of this Agreement shall bind and inure to the benefit of the parties to this Agreement and their respective permitted successors and assigns. Any waiver of rights by either party shall be deemed to be a waiver of such rights not only by such party but shall be deemed to be a waiver of such rights for and on behalf of each and every successor and assignee of such party.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written by their duly authorized representatives as set forth below:

ASSIGNOR:

MEDIABAY, INC.
a Florida corporation

By: ______________________
Print Name: NORTON HERRICK
Title: Chairman

ASSIGNEE:

MEDIABAY.COM, INC.
a Delaware corporation

By: ______________________
Print Name: Norton Herrick
Title: Chairman

EXHIBIT "A"

LEASE

LEASE AGREEMENT

By and Between

EI-2 Ridgedale Avenue, Inc., a New Jersey Corporation and Hanover Park for Industry, a Limited Liability Corporation

as Landlord,

and

MediaBay, Inc.,

as Tenant

Dated: Feb 18, 2000

Premises: 12,851 Rentable Square Feet
2 Ridgedale Avenue - Third Floor
Cedar Knolls, New Jersey 07927

TABLE OF CONTENTS

EXHIBITS

THIS AGREEMENT OF LEASE (the "Lease"), made as of the 17th day of February, 2000, by and between EI 2 Ridgedale Avenue, Inc., a New Jersey Corporation and Hanover Park for Industry, a Limited Liability Corporation having an office at 115 Evergreen Place, East Orange, New Jersey 07018 (the "Landlord") and MediaBay, Inc., a Florida Corporation having an address at 2 Ridgedale Avenue, Cedar Knolls, New Jersey 07927 (the "Tenant").

WITNESSETH:

The Landlord and the Tenant, for and in consideration of the rents, covenants and mutual agreements herein contained, covenant and agree as follows:

1. Demised Premises.

1.1 The Landlord is the owner of a certain parcel of land and building constructed thereon commonly known as 2 Ridgedale Avenue, Cedar Knolls, New Jersey 07927 (the "Building Premises").

1.2 The Landlord hereby leases to the Tenant, and the Tenant hereby hires and takes from the Landlord, 12,851 square feet of rentable space located at the Building Premises, as shown on the Floor Plan annexed hereto as Exhibit "A" (the "Demised Premises"), together with the nonexclusive right to use those portions of the Building Premises intended for the common use of all of its occupants. The Landlord shall deliver to the Tenant the Demised Premises by not later than June, 1, 2000; if the Landlord fails to deliver the Demised Premises by such date then the Tenant, as its sole and exclusive remedy, may at any time thereafter, in its sole and absolute discretion, terminate this Lease, either in its entirety or with respect to all or any portion of the space which has not been delivered to Tenant and if the Tenant elects to terminate this Lease in its entirety, this Lease shall thereafter be null and void and neither party shall have any further rights or obligations hereunder and if this Lease shall be terminated in part, then it shall thereafter remain in full force and effect regarding that portion of the space that it has not been terminated with respect to and shall be deemed amended (including without limitation by adjusting the Base Rent and Additional Rent) so as to apply to only that portion of the space that the Tenant is occupying. The Landlord represents that; (i) all the existing leases comprising the Demised Premises have a term which expires not later than May 31, 2000, (ii) the existing tenants under such leases have no right to extend such leases beyond May 31, 2000, and (iii) the Landlord has not and will not grant such tenants the right to extend such leases beyond May 31, 2000.

2. Term.

2.1 The term of the Lease (the "Term") shall commence five (5) Business Days (as such term is hereinafter defined) after the Landlord has given the Tenant written notice that at least 9181 contiguous square feet of rentable space contained within the Demised Premises is available for occupancy (the "Commencement Date") and shall extend for a term of three (3) years and 45 days after all the Demised Premises are available to Tenant for occupancy and shall terminate on the last day of the month which falls three (3) years and forty-five (45) days after all the Demised Premises are available to Tenant for occupancy (the "Expiration Date"), unless extended as provided for in this Lease.

3. Landlord's Work.

3.1 The Landlord shall deliver the Demised Premises to the Tenant on the Commencement Date in clean condition, reasonable repair and working order and otherwise in its "as is," condition and the Landlord shall not be obligated to perform any improvements or other work at the Demised Premises.

4. Use of Demised Premises

4.1 The Tenant shall use and occupy the Demised Premises only and for no other purposes than general office use, including without limitation for internet technology and development.

4.2 The Tenant shall not use or occupy or permit to be used or occupied the Demised Premises in a manner which will make it impossible to obtain fire or other insurance required to be furnished by the Tenant hereunder, or which will cause or be likely to cause structural damage to the Building Premises or any part thereof.

5. Rent.

5.1 All Base Rent, Additional Rent and Tenant electric payments as defined herein, shall commence forty-five (45) days from the day the Demised Premises are made available to Tenant for occupancy ("Rent Commencement Date"). If any part of the Demised Premises are not made available to Tenant forty-five (45) days prior to the Rent Commencement Date, then the Base Rent shall be prorated based on the percentage of Demised Premises made available to Tenant forty-five (45) days prior to the Rent Commencement Date, as compared to the entire Demised Premises.

5.2 The Tenant covenants and agrees to pay to the Landlord as the rental for the Demised Premises for the Term hereof, an aggregate base rental of SIX HUNDRED ELEVEN THOUSAND, SIXTY-FIVE AND 05/100 ($611,065.05) Dollars, as such amount may be adjusted as provided above, (the "Base Rent") to be payable in the following manner. Commencing on the Rent Commencement Date and continuing on the first day of each and every month thereafter, for the next 36 months, the Tenant shall pay to the Landlord a monthly installment of SIXTEEN THOUSAND, NINE HUNDRED AND SEVENTY-FOUR AND 03/100 ($16,974.03) Dollars, in advance, as such amount may be adjusted as provided above.

5.3 If the Rent Commencement Date occurs on a date that is other than the first day of a month, than for the first month during which the Rent Commencement Date has occurred, the Base Rent, as such amount may be adjusted as provided above, shall be prorated and the full monthly installment of Base Rent will commence on the first day of the first full month in which the Tenant has occupancy of all of the Demised Premises.

5.4 In addition to the aggregate Base Rental of SIX HUNDRED ELEVEN THOUSAND, SIXTY-FIVE AND 05/100 ($611,065.05) Dollars, as such amount may be adjusted as provided above, the Tenant shall also pay as additional rent ("Additional Rent" and collectively with the Base Rent, "Rent"), (a) its Proportionate Share of the Operating Expenses increases in accordance with the provisions of Article 20 hereof, (b) all amounts which shall become due and owing from the Tenant to the Landlord on account of the Tenant electric pursuant to Article 29 hereof and (c) any other amounts which may hereafter become due and owing to the Landlord from the Tenant pursuant to this Lease.

5.5 The Tenant shall pay the Base Rent and the Additional Rent at the Landlord's above stated address, or at such other place as the Landlord may designate in writing, without notice or demand and without setoff, deduction or abatement.

5.6 No payment by the Tenant or receipt by the Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and the Landlord may accept such check or payment without prejudice to the Landlord's right to recover the balance of such rent or pursue any other remedy provided for in this Lease or available at law or in equity. The receipt by the Landlord of Rent with knowledge of breach of any obligation of this Lease shall not be deemed a waiver of such breach.

6. Operation of Premises by Tenant.

6.1 The Tenant shall commit no act of waste and shall occupy and operate at the Demised Premises in a clean, orderly, safe and sanitary manner and otherwise take good care of the entire Demised Premises. The Tenant shall be responsible for all injury or damage of any kind or character to the Demised Premises, including windows, floors, walls and ceilings caused by the Tenant or anyone using or occupying the Demised Premises by, through or under the Tenant.

6.2 The Landlord, at its cost and expense, shall make all necessary repairs to the Demised Premises as required by Article 19 hereof, except where the repairs are to correct any conditions caused by the negligence, carelessness or other improper conduct of the Tenant or the Tenant's agents, servants, visitors, invitees or licensees, in which event the Landlord shall make the repair but the Tenant shall, as Additional Rent, pay the cost thereof to the Landlord on demand.

7. Activities Increasing Fire Insurance Rates.

7.1 The Tenant shall not do or suffer anything to be done on the Demised Premises which will increase the rate of fire insurance on the Building. If by reason of the failure of the Tenant to comply with the provisions of this paragraph the rate of fire insurance shall be higher than it otherwise would be, the Tenant shall reimburse the Landlord, as Additional Rent, for that part of all fire insurance premiums thereafter paid by the Landlord which shall have been charged because of such failure of the Tenant.

8. Subordination of Lease.

8.1 This Lease and all rights of the Tenant hereunder are and shall be subject and subordinate in all respects to all ground leases, overriding leases and underlying leases of the Building Premises or any part thereof now or hereafter existing and any mortgages which may now or hereafter affect the Building Premises and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such mortgages and to all renewals, modifications, replacements and extensions of such leases and such mortgages and any consolidation thereof. This Article shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, the Tenant shall promptly execute and deliver any instrument that the Landlord, the Landlord of any such overriding or underlying lease or the holder of any mortgage or any of their respective successors in interest may reasonably request to evidence such subordination. The leases to which this Lease is, at the time referred to, subject and subordinate pursuant to this Article are hereinafter sometimes called "Superior Leases" and the mortgages to which this Lease is at the time referred to, subject and subordinate, are each hereinafter sometimes called a "Superior Mortgage", and the Landlord of a Superior Lease or its successor in interest at the time referred to is sometimes hereinafter called a "Superior Landlord".

8.2 If the Superior Landlord of a Superior Lease or the holder of a Superior Mortgage shall succeed to the rights of the Landlord under this Lease whether through possession or foreclosure action (in such circumstances, the Superior Landlord or Superior Mortgagee, as applicable, being hereinafter referred to as the "Successor Landlord"), the Tenant at the request of the Successor Landlord shall attorn to and recognize such Successor Landlord as the Tenant's Landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment, provided such instrument does not increase the Tenant's obligations or decrease the Tenant's rights under this Lease. Upon such attornment, this Lease shall continue in full force and effect as, or as if it were, a direct lease between the Successor Landlord and the Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, except that the Successor Landlord shall not be: (i) liable for any act or omission of any prior landlord (including the Landlord); (ii) subject to any offsets or defenses which the Tenant might have against any prior landlord (including the Landlord); or (iii) bound by any rent or additional rent which the Tenant might have paid for more than the current month to any prior landlord (including the Landlord); or (iv) bound by any amendment or modification of the Lease made without its consent; or (v) bound to return security deposited under the Lease (if any) unless the same shall actually come into possession of the Successor Landlord.

8.3 Any action or failure to act on the part of the Tenant which is inconsistent with or otherwise violates any provision of this Article 8 shall be null and void and shall be a breach of this Lease.

9. Abandonment.

9.1 The Tenant shall not, without first obtaining the written consent of the Landlord, abandon the Premises or allow the Premises to become vacant or deserted for more than thirty (30) days during the Term hereof.

10. Subletting and Assignment.

10.1 The Tenant may assign this entire Lease or sublet all or any portion of the entire Demised Premises to any financially responsible party, subject, however, to all of the provisions of this Article.

10.2 In the event that the Tenant desires to sublet or assign all or any portion of the Demised Premises, the terms and conditions of such sublease or assignment shall be communicated to the Landlord, in writing, at least thirty (30) days prior to the effective date of any such sublease or assignment, and, no later than thirty (30) days thereafter, the Landlord shall have the option, exercisable by written notice to the Tenant, to recapture the affected Demised Premises so that such prospective subtenant or assignee shall then become the direct tenant of the Landlord hereunder and the Tenant shall thereafter be fully released from any and all obligations with respect to the affected part of the Demised Premises.

10.3 In the event that the Landlord elects not to recapture the Demised Premises in accordance with Paragraph 10.2 above, the Tenant may then assign this Lease or sublet the Demised Premises provided that the Landlord shall have given its prior written consent thereto, such consent not to be unreasonably withheld. Any permitted assignment or sublease shall be subject to the following terms and conditions:

(i) It is agreed that any assignment or sublease of any kind executed by the Tenant from time to time, or the acceptance of rent from such assignee or subtenant, shall not affect the obligation and liability of the Tenant hereunder, and in no event and under no circumstances shall same release or discharge the Tenant from its obligation as tenant under this Lease and the Tenant shall be and remain liable for the observance of all of the covenants and provisions of this Lease, including but not limited to, the payment of Rent through the entire term of this Lease. The acceptance, in and of itself, of any such Rent from any subtenant and/or assignee shall not be deemed a waiver of this covenant, or release the Tenant from its obligation hereunder.

(ii) The Tenant shall, and hereby does, guarantee to the Landlord the prompt payment of all Rent, including all Rent which shall become due and owing to the Landlord from any assignee and the full performance by said assignee of all of the covenants, conditions, terms and obligations of this Lease. The Tenant further warrants to the Landlord that if any assignee shall fail to pay any installment of Rent when due, the Tenant, upon receipt of ten (10) days written notice from the Landlord, shall pay and satisfy all of the arrearages in Rent.

(iii) The assignee or subtenant shall actually take occupancy of the Demised Premises.

(iv) The Tenant shall provide the Landlord with a manually executed copy of the instrument of assignment or sublease in such form as is reasonably acceptable to the Landlord.

10.4 Any attempted assignment or sublease by the Tenant not in compliance with this Article 10 shall be null and void with respect to the Landlord and shall be a breach of this Lease.

10.5 Notwithstanding anything to the contrary contained in this Article 10, the Tenant may assign and/or sublet all or any portion of the Demised Premises to The Herrick Corporation, Audio Book Club, Inc. and/or MediaBay com, Inc., without obtaining Landlord's prior written consent. Upon any such assignment or subletting the Tenant shall be fully released from any and all obligations with respect to the affected part of the Demised Premises so assigned on sublet. The Tenant upon any such assignment or sublease shall deliver to the Landlord a copy of the instrument affecting such assignment or sublease.

11. Damage or Destruction.

11.1 If during the Term of this Lease or any renewal or extension thereof, the Demised Premises shall be totally or substantially destroyed by fire or any other cause, this Lease shall cease and become null and void from the date of such destruction and the Tenant shall immediately surrender the Demised Premises to the Landlord and shall pay rent only to the time of such destruction.

11.2 If the Demised Premises shall be partially damaged by fire or any other cause so as to be capable of being repaired within a reasonable time, but no more than one hundred twenty (120) days from the date of such damage, the Landlord shall have the option to repair the same, provided, however, that the Landlord has notified Tenant of its election to repair the Demised Premises within forty-five (45) days after the date of damage. If the Landlord does not elect to repair the Demised Premises within such forty-five (45) day period, this Lease shall cease and become null and void from the date of such destruction. The Tenant shall thereafter immediately surrender the Demised Premises to the Landlord and shall pay rent only to the time of such destruction. If repairs undertaken by the Landlord are not completed within one hundred twenty (120) days from the date of such damage, this Lease shall cease and become null and void, and no further rent shall be due or payable from the date of such destruction.

11.3 For all purposes hereof, the obligation of the Landlord to make repairs to the Demised Premises shall be limited to restoring the Demised Premises to the condition they were in prior to such fire or other casualty. At the time the Landlord notifies Tenant of its election to repair the Demised Premises pursuant to paragraph 11.2 above, the Landlord shall also inform Tenant as to whether the Landlord will be receiving sufficient proceeds from its insurance so as to enable the Landlord to restore the Demised Premises to the condition they were in prior to such fire or other casualty. If the Landlord informs the Tenant that it will not be receiving sufficient proceeds to so restore the Demised

Premises and if the Landlord is unwilling to makeup such shortfall, then the Tenant may elect to terminat this Lease, in which event the Lease shall cease and become null and void from the date of such destruction.

11.4 If, during the term of this Lease or any renewal or extension thereof, the Demised Premises shall be partially destroyed or damaged by fire or any other cause, the Rent and Additional Rent payable by the Tenant shall be equitably abated during the period of reconstruction taking into account the effect of the casualty loss on the business operations of the Tenant.

12. <u>Indemnification in Favor of Landlord</u>.

12.1 The Tenant shall indemnify and save harmless the Landlord from and against any and all claims by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from the negligence of the Tenant, or arising from any accident, injury or damage whatsoever caused to any person, firm or corporation occurring during the term of this Lease in the Demised Premises, unless caused by the Landlord's negligence, and from and against all reasonable costs, counsel fees, expenses and liabilities incurred as a result of any such claim or proceeding brought thereon; and in case any action or proceeding be brought against the Landlord by reason of any such claim, the Tenant, upon written notice from the Landlord, covenants to defend such action or proceeding at its sole cost and expense.

13. <u>No Violation of Laws</u>

13.1 The Tenant shall not knowingly use, occupy, nor permit the Demised Premises to be used in any manner which may violate any applicable present or future laws, regulations, ordinances or other requirements of the Federal, State or Municipal Government or of any department, subdivision, bureau or office thereof or of any agency having jurisdiction over the Demised Premises. In addition, the Tenant shall not violate any rules, orders or regulations of the Board of Fire Underwriters, Fire Rating Bureau or such other agency as may exercise control over insurance of the Demised Premises.

13.2 The Tenant may, in good faith, and at its own expense, contest the validity of any applicable laws, regulations, ordinances or requirements and, pending the determination of such contest, may postpone compliance therewith, provided that the Tenant indemnifies and secures the Landlord against any costs, losses or damages of any nature whatsoever in such manner as is acceptable to the Landlord. Notwithstanding the foregoing, the Tenant shall not be permitted to postpone compliance with any applicable laws, regulations, ordinances, or requirements being contested by the Tenant if such noncompliance might, (a) in the discretion of the Landlord, hold the Landlord or the Tenant up to disrepute, (b) cause the Landlord to suffer any fine or penalty of prosecution as a disorderly person or for any crime or (c) result in the Demised Premises or any part thereof being condemned or required to be vacated.

13.3 In the event that the Tenant is in any way in default under this Article 13, the Landlord, in addition to any other relief to which it may be entitled under this Lease or by law, may, but shall not be under any obligation to, enter the premises and take such action as will eliminate the Tenant's

default and the Tenant, upon receipt of a bill, invoice, or other demand, shall immediately pay the cost of such action taken by the Landlord.

14. Eminent Domain.

14.1 Should the Building Premises or any substantial portion thereof be taken for public use or condemned, and such taking or condemnation includes all or part of the Demised Premises to such a degree as would make it impracticable for the Tenant to use the Demised Premises for its intended use, then this Lease shall be null and void and the rent shall be apportioned to the date of such taking.

14.2 Should a portion of the Building Premises be taken for public use or condemned, and such taking or condemnation includes all or part of the Demised Premises but does not prevent the Tenant from using the remaining Demised Premises for its intended use, then this Lease shall continue in full force and effect. The Rent shall thereafter be proportionately reduced from the date of such taking or condemnation on the basis of the respective area of the Demised Premises so taken or condemned.

14.3 All compensation and damages of any type whatsoever resulting from any negotiated settlement or award for any taking of the Demised Premises, whole or partial, shall belong to and be the sole property of the Landlord except as hereinafter provided. The Tenant's share in any condemnation award shall be limited to an award made separately for the Tenant's fixtures and equipment provided that the Tenant shall not be permitted to seek any award which would diminish the award otherwise payable to the Landlord.

15. Defaults and Remedies.

15.1 The Tenant shall be in default under this Lease upon the occurrence of any of the following events (each such event, an "Event of Default"), in which case the Landlord may avail itself of any or all remedies provided for in this Lease or otherwise available at law or in equity:

(i) If the Tenant fails to pay any monthly installment of Base Rent or Additional Rent when due and such failure continues for a period of five (5) business days after receipt by Tenant of written notice from Landlord that such amount is due and payable, except that after sending two such notices per year, Landlord shall have no obligation to send any further notices during that year to Tenant for an Event of Default to occur for failure to pay a monthly installment of Base Rent or Additional Rent when due.

(ii) If the Tenant fails to perform or comply with any of other covenants, agreements and conditions contained in this Lease for a period of fifteen (15) days after receipt by Tenant of written notice thereof from the Landlord describing in detail the nature of such breach, provided however, that if such breach cannot reasonably be cured within such fifteen (15) day period, the Tenant shall not be in default hereunder if it immediately and diligently pursues cure until completion and such cure is completed within not more than sixty (60) days after the Landlord's notice.

(iii) If the Tenant shall make an assignment for the benefit if its creditors.

(iv) If any petition shall be filed by or against the Tenant in any court, whether or not pursuant to any statute of the United States or of any State, in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceedings and, with respect to a petition filed against the Tenant, the same is not dismissed within sixty (60) days thereafter.

(v) If a receiver or trustee be appointed for all or any portion of the Tenant's property and, with respect to a petition filed against the Tenant, the same is not dismissed within sixty (60) days thereafter.

(vi) Any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the Term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation, other than the Tenant, except as expressly permitted by Article 10 hereof.

15.2 Upon the occurrence of an Event of Default, the Landlord, at any time thereafter, may give written notice to the Tenant specifying such event of default and stating that this Lease shall expire on the date specified in such notice, which date shall be at least ten (10) business days after the giving of such notice. Upon the termination date specified in such notice, this Lease and all rights of the Tenant hereunder shall terminate and the Tenant shall peacefully surrender the Demised Premises to the Landlord. No termination of this Lease pursuant to this Paragraph 15.2 shall relieve the Tenant of its liability and obligations under this Lease and such liability and obligations shall survive any such termination.

15.3 If this Lease is terminated under the provisions of Paragraph 15.2 hereof, or if the Landlord shall otherwise re-enter or recover possession of the Demised Premises by reason of an Event of Default, the Tenant shall pay to the Landlord as damages, the balance of all Base Rent, Additional Rent and other charges to become due during the Term hereof, such amounts, at the option of the Landlord, to be either accelerated and immediately due and payable or due and payable when such amounts would have been due had this Lease not been terminated and/or the Demised Premises had not been re-entered or recovered.

15.4 Upon the failure of the Tenant to perform or comply with any covenant, term or provision of this Lease and such failure constitutes an Event of Default, the Landlord, without thereby waiving such default, may (but shall not be obligated to) perform or comply for and on behalf of the Tenant and at the expense of the Tenant. Bills for any expenses incurred by the Landlord in connection with any such performance or compliance for the account of the Tenant, as well as bills for any property, material, labor or services provided, furnished, or rendered by the Landlord, shall constitute Additional Rent and shall be immediately due and payable upon the Tenant's receipt of such bills.

15.5 The Landlord's remedies hereunder are in addition to any other remedy available at law or in equity.

15.6 In addition to the foregoing and without regard to whether this Lease is terminated, the Tenant shall pay to the Landlord upon demand, all costs and expenses incurred by the Landlord, including reasonable attorneys' fees, with respect to any lawsuit instituted or defended or any action taken by the Landlord to enforce all or any of the provisions of this Lease.

15.7 Notwithstanding anything contained in this Lease to the contrary, the Landlord, upon the occurrence of an Event of Default, shall be required to make commercially reasonable efforts to mitigate its damages, including without limitation, by attempting to re-lease the Demised Premises at a rental rate and upon such other terms and conditions as are then commercially reasonable. The Landlord shall credit against all amounts which may otherwise be due from Tenant hereunder any and all amounts that the Landlord receives in connection with its efforts to mitigate its damages.

16. Right of Re-Entry.

16.1 Upon the occurrence of an Event of Default, the Landlord, with or without notice of an intention to do so and with or without terminating this Lease, may re-enter the Demised premises and dispossess and remove the Tenant and all other persons and property therefrom, and may have, hold and enjoy the Demised Premises and the right to receive all rental income therefrom.

16.2 In any case where the Landlord has recovered possession of the Demised Premises by reason of an Event of Default, the Landlord may at the Landlord's option, occupy the Demised Premises or cause the Demised Premises to be redecorated, altered, divided, consolidated with other adjoining premises, or otherwise changed or prepared for reletting, and may relet the Demised Premises or any part thereof or otherwise, for a term or terms to expire prior to, at the same time as, or subsequent to, the original Expiration Date of this Lease, and receive the rent therefor. Any Rent so received by the Landlord shall be applied first to the payment of such expenses as the Landlord may have incurred in connection with the recovery of possession, or otherwise changing or preparing for reletting, and the reletting, including brokerage and reasonable attorney's fees, and to the costs and expenses of performance of the other covenants of the Tenant under this Lease and then to the payment of damages, which shall become due and payable under this Lease or other applicable law. If the Landlord elects to occupy and use the Demised Premises or any part thereof during any part of the balance of the Term, there shall be allowed against the Tenant's obligation for Rent and damages as herein provided, the reasonable value of such period of occupancy, not to exceed the Rent which would have been due from the Tenant for such period hereunder.

16.3 In connection with the Landlord's obligation to mitigate damages the Landlord shall not be required to undertake any actions inconsistent with its then current leasing practices nor shall the Landlord be obligated to lease the Demised Premises prior to any other vacant space which the Landlord or its affiliates may have available for rent at the Building or elsewhere.

16.4 The Tenant hereby waives and will waive all right to trial by jury in any summary proceeding hereafter instituted by the Landlord against the Tenant in respect of the Demised Premises or in any action brought to recover rent or damages hereunder.

16.5 No act or thing done by the Landlord or its agents during the Term hereof shall be deemed to be an acceptance of a surrender of the Demised Premises by the Tenant unless such acceptance shall be in writing and personally subscribed by an officer of the Landlord.

17. <u>Alterations and Changes</u>.

17.1 The Tenant shall not make any alterations, changes or improvements in or to the Demised Premises ("Alterations") without the prior written approval of the Landlord, such approval not to be unreasonably withheld. All permitted Alterations shall be made at the Tenant's sole expense and only in compliance with the following conditions:

(i) No Alterations shall be commenced without at least thirty (30) days prior written notice to the Landlord, which notice shall contain a full and complete copy of the plans and specifications for the Alterations.

(ii) No Alterations shall be made which would decrease the rentable area of the Demised Premises or reduce or impair the rental value or usefulness of the Demised Premises.

(iii) All Alterations shall be made promptly and in a good and workmanlike manner and in compliance with all jurisdictional requirements.

17.2 The Tenant shall indemnify the Landlord from and against any liability for the cost of the Alterations and in the event any third party shall file a Mechanic's Notice of Intention, Mechanic's Lien or Stop Notice, the Tenant, at its sole expense, shall promptly cause the same to be removed of record.

17.3 The Tenant shall, at its sole cost and expense, remove the Alterations thirty (30) days prior to the expiration of the Term of this Lease and shall restore the Demised Premises to their existing condition as of the Commencement Date, ordinary wear and tear excepted. If the Tenant shall fail to remove the Alterations within the time prescribed, then the Landlord shall have the right to remove the Alterations at the expense of the Tenant.

17.4 Notwithstanding the foregoing, the Tenant shall be permitted to make cosmetic and non-structural alterations, changes or improvements in or to the Demised Premises without the prior approval (written or otherwise) of the Landlord, as long as the non-structural alterations, changes or improvements, in each instance, cost less than $5,000.00.

18. Parking Spaces.

18.1 The Landlord is currently providing 350 parking spaces at the Building Premises Parking areas for the non-exclusive use of the Tenant in common with the other tenants in the Building Premises; sixty (60) of such parking spaces shall be available for the use of the Tenant.

19. Landlord's Services.

19.1 The Landlord shall provide the following services to the Tenant:

(a) Maintain and service the heating, ventilating, air conditioning, plumbing, lighting and electrical systems (hereinafter called the "Systems") as may be required for the comfortable occupancy of the Demised Premises but not before 8:30 A.M. or after 5:00 P.M., of all days other than Saturdays, Sundays or days observed by the Federal or the New Jersey State government as legal holidays ("Business Days").

(b) Heat and air conditioning for the Demised Premises from 8:00 a.m. until 7:30 p.m. Monday through Friday and 9:00 a.m. until 2 p.m. on Saturday. In the event the Landlord is unable to provide heat and air-conditioning for the Demised Premises after 5:00 P.M., Monday through Friday or at anytime on Saturday due to mechanical problems with the heating, ventilating or air-conditioning systems, then the Landlord will not be required to service the heating, ventilating and air-conditioning systems until the next Business Day.

(c) Public elevator service, by elevator serving the floor on which the Demised premises are situated.

(d) Furnish adequate hot and cold water for portions of the common areas of the Building Premises for drinking and lavatory purposes as may be required by the Tenant and for the Tenant's kitchen areas, if any. If the Tenant used water for any other purposes, the Landlord, at the Tenant's expense, shall install meters to measure the Tenant's consumption of cold water and/or hot water for such other purposes. The Tenant shall pay for the quantities of cold water and hot water shown on such meters, at the Landlord's cost thereof, on the presentment of bills therefor by the Landlord.

(e) Maintain a listing on the Building Premises directory and a sign adjacent to the entrance of the Demised Premises of the name of the Tenant.

(f) Provide and install initial and replacement fluorescent tubes, starters and ballasts.

(g) Keep and maintain all portions of the Building Premises grounds including all parking areas, sidewalks, curbs and passageways adjoining the parking areas in a clean and orderly condition, free of dirt, rubbish, snow, ice and unlawful obstructions.

(h) Provide maintenance and care of the landscaped areas.

(i) Keep, maintain and repair the Building Premises and its fixtures, appurtenances, structural systems, and systems and facilities serving the Demised Premises, in good working order, condition and repair and make all repairs, structural and otherwise, interior and exterior, as and when needed in or about the Demised Premises, except for those repairs and replacements for which the Tenant is responsible pursuant to any other provisions of this Lease.

(j) Provide interior janitorial maintenance and trash removal in accordance with the Landlord's cleaning standard, a copy of which is annexed hereto as Exhibit B.

(k) Keep the parking areas and the common areas of the Building Premises well and sufficiently lighted during Business Days.

(l) Provide electrical service in accordance with the provisions of Article 29 hereof, at the sole cost and expense of the Tenant.

19.2 The Landlord reserves the right, without any liability to the Tenant, to stop service of any mechanical systems (including, but not limited to, heating, ventilating, air conditioning, electric, plumbing, sanitary and elevator) whenever and for so long as may be necessary, by reason of accidents, emergencies, strikes, or the making of repairs or changes which the Landlord is required by this Lease or applicable law to make, or in good faith deems necessary. The Landlord shall give reasonable notice of the stoppage of any mechanical systems service except in the case of an emergency. No such stoppage shall justify, or be grounds for, a reduction or the withholding of or setoff against the Rent due hereunder.

20. Adjustment of Rent.

20.1 For all purposes of this Lease:

(a) "Base Year" shall mean the calendar year commencing on January 1, 2000 and ending on December 31, 2000.

(b) "Operational Year" shall mean the calendar year commencing January 1, 2001 and ending December 31, 2001 and each calendar year thereafter.

(c) "Operating Expenses" shall mean any and all reasonable increases in expenses incurred by the Landlord in connection with the management (including reasonable management fees), operation, repair, maintenance, upkeep, cleaning and landscaping and servicing of the Building Premises and the heating, air conditioning, ventilating, plumbing, sanitary, electrical and elevator systems contained therein, and the grounds of the Building Premises, and such expenses shall include, but not be limited to, the following expenses:

(i) Wages, salaries or other compensation and payroll taxes, Federal and State unemployment taxes thereon, Social Security taxes and worker's compensation insurance premiums for all of those employees of the Landlord servicing the Building Premises.

(ii) Cost of all service, maintenance and repair contracts with independent contractors and suppliers for the servicing of the Building Premises.

(iii) Normal servicing costs and replacement parts (including installation thereof) necessary to maintain all building systems paid by the Landlord.

(iv) Premiums and other charges incurred by the Landlord with respect to the following insurance on the Building Premises:

(a) Fire and extended coverage;

(b) Public liability insurance;

(c) Such other insurance as the Landlord may obtain for the Building Premises;

(v) Cost of all water and sewer rents and all utility services furnished to the Building Premises, including the cost of fuel or other energy for heating the Building Premises and for electricity or other power required in connection with the operation of the common areas of the Building Premises, not otherwise required to be paid by the Tenant.

(vi) Real estate taxes, special and extraordinary assessments and municipal levies and assessments against the Building Premises.

(d) Notwithstanding anything contained in this section to the contrary, Operating Expenses shall not include any costs incurred by the Landlord in connection with making any capital improvements to the Building Premises or for the costs of any replacements to any of the systems servicing the Building Premises, including without limitation, the heating, air conditioning, ventilating, plumbing, sanitary, electrical or elevator systems which may not be fully expensed in the year incurred in accordance with Internal Revenue Service Rules and Regulations.

20.2 The Tenant's Proportionate Share shall mean a fraction the numerator of which being the rentable area of the Demised Premises (i.e., 12,851 square feet or such lesser amount as may result from the application of the provisions of paragraph 1.2 hereof) and the denominator of which being the total rentable area of the Building Premises (i.e., 70,000 square feet), which may be expressed as a percentage. The Tenant's proportionate share is 18.35% assuming the Tenant obtains occupancy of all the Demised Premises.

20.3 As soon as is practicable following the commencement of each Operational Year, the Landlord shall furnish the Tenant with a written preliminary statement of the estimated Operating Expenses for the then current Operational Year (the "Preliminary Statement"). If the Preliminary Statement shall disclose that the estimated Operating Expenses for the then current Operational Year shall be in excess of such expenses incurred by the Landlord during the Base Year, then the Tenant shall pay to the Landlord as Additional Rent for the then current Operational Year an amount equal to the Tenant's Proportionate Share of the amount by which the estimated Operating Expenses for such Operational Year are greater than the Operational Expenses for the Base Year (the "Estimated Operating Expense Payments"). Any increase in rental shall be effective as of the first day of the then current Operational Year. The amount of an increase in the rental for the Operational Year shall be divided into twelve (12) equal monthly installments. On the first day of the month immediately following the furnishing by the Landlord to the Tenant of the Preliminary Statement, the Tenant shall pay to the Landlord the number of monthly installments that shall have elapsed from the commencement of the then current Operational Year up to and including the first day of such month. Thereafter, on the first day of each successive month of the then current lease year, the Tenant shall pay to the Landlord, in addition to its regular monthly Base Rent, equal installments of the said Additional Rent for the remainder of the then current Operational Year. As soon as practicable following the expiration of each Operational Year, the Landlord shall furnish the Tenant with a written final statement of the actual Operating Expenses incurred by the Landlord during such expired Operational Year (the "Final Statement"). If the Final Statement shall disclose that the actual Operating Expenses for the expired Operational Year are more or less than the Estimated Operating Expense Payments made by the Tenant for such operational year, then there shall be an appropriate adjustment. If the adjustment shall be in favor of the Landlord, the Tenant shall pay the additional amount owing within thirty (30) days of receipt of such Final Statement. If the adjustment shall be in favor of the Tenant, then the Landlord shall refund the overpayment to the Tenant within the same thirty (30) day period. If the term of this Lease shall expire prior to the expiration of the then current Operational Year, the Tenant shall nevertheless remain liable for the Tenant's Proportionate Share of all Operating Expense increases for the pro rata portion of such Operational Year, as determined by the Final Statement.

20.4 Every Preliminary Statement given by the Landlord pursuant to the provisions of this Article 20 shall be conclusive and binding upon the Tenant, subject to possible later adjustment upon delivery of the applicable Final Statement. Every Final Statement given by the Landlord pursuant to the provisions of this Article shall be conclusive and binding upon the Tenant unless within thirty (30) days of receipt thereof the Tenant shall notify the Landlord that it disputes the correctness of the Statement, specifying the particular respect in which the Statement is claimed to be incorrect. The Tenant shall be entitled, at its sole cost and expense, to review the books and records of the Landlord relating to the computation of the Operating Expenses for the purpose of verifying same. If such review does not resolve any dispute, such unresolved dispute shall be submitted to an independent Certified Public Accountant jointly selected by the Landlord and the Tenant. Any determination by the Accountant shall be final and binding upon both the Landlord and the Tenant and the costs of such accountant shall be shared by the parties with the Tenant paying a percentage of the costs equal to the percentage of the disputed amount which the accountant determines to be in fact due to the Landlord and the balance of such costs to be paid by the Landlord.

20.5 For all purposes hereunder, the amount of the Operating Expenses shall be determined in accordance with generally accepted accounting principles consistently applied.

20.6 Notwithstanding anything contained in this Lease to the contrary, the Tenants share of increases in Operating Expenses shall not escalate by more than 10% per year above the amount that the Tenant paid for the prior year.

21. Late Charge.

21.1 Anything in this Lease to the contrary notwithstanding, at the Landlord's option, the Tenant shall pay a "Late Charge" of eight (8%) percent of any installment of rent or additional rent paid more than five (5) calendar days after the due date thereof, to cover the extra expense involved in handling delinquent payments. The charging or the acceptance of any Late Charge by the Landlord shall not be deemed to be a waiver of any breach hereof by the Tenant.

22. Right to Show Premises.

22.1 The Landlord may show the Demised Premises to prospective tenants, purchasers and mortgagees at any time during business hours on reasonable notice to the Tenant during the six (6) months prior to termination of this Lease.

23. Quiet Enjoyment.

23.1 The Landlord covenants that if, and so long as, the Tenant pays the Base Rent, and the Additional Rent as herein provided, and performs all of the Tenant's other obligations hereunder, the Landlord shall do nothing to affect the Tenant's right to peaceably and quietly have, hold and enjoy the Demised Premises for the term herein mentioned, subject nevertheless to the conditions of this Lease.

24. Holdover Tenancy

24.1 If the Tenant holds possession of the Demised Premises after the Term hereof shall expire, the Tenant shall become a tenant from month to month of the subject premises under the provisions herein provided, but at a monthly Rent of two hundred (200%) percent of the monthly Rent for the last month of the then applicable term, payable in advance on the first day of each month, and such tenancy shall continue until (a) terminated by either party upon not less than thirty (30) days prior written notice to the other party and, (b) in the case of a termination by the Tenant, the Tenant shall have actually vacated and surrendered the Demised Premises to the Landlord.

24.2 Nothing contained in this Lease, nor the paying by the Tenant and acceptance by the Landlord of Holdover Rent, nor any verbal consent by anyone, nor any detrimental reliance by the Tenant, shall be construed as a consent by the Landlord to the occupancy or possession by the Tenant of the Demised Premises or any portion thereof beyond the Expiration Date or sooner termination of the

Term hereof, unless consented to in writing by the Landlord, in its sole discretion. The Landlord shall be entitled to consequential damages and all other available remedies for any failure by the Tenant to surrender the Demised Premises upon Expiration Date or sooner termination of the Term hereof.

25. <u>Estoppel Certificate, Recordation, Memorandum</u>.

25.1 The Tenant agrees, at any time and from time to time, as requested by the Landlord, to execute and deliver to the Landlord a statement certifying: (a) that this Lease is in full force and effect, (b) that this Lease is unmodified, or if modified, specifying such modifications, (c) the dates to which the Base Rent and Additional Rent have been paid and (d) whether or not, to the best knowledge of the Tenant, the Landlord is in default in the performance of any of its obligations under this Lease, and, if so, specifying each such default. Any such statements may be relied upon by the Landlord and others with whom the Landlord may be dealing.

25.2 The Tenant shall not record this Lease or any memorandum hereof without the prior written consent of the Landlord.

25.3 At the request of the Landlord, the Tenant shall promptly execute, acknowledge and deliver a memorandum of this Lease sufficient for recording. Such memorandum shall not in any way change or otherwise affect any of the obligations or provisions of this Lease.

26. <u>Insurance</u>.

26.1 The Landlord, at its sole cost and expense, shall keep the Building Premises insured during the term of this Lease, against loss of damage by fire and against loss or damage by other risks now or hereafter embraced by "Extended Coverage", in amounts sufficient to prevent the Landlord from becoming a co-insurer under the terms of the applicable policy, but in any event in an amount not less than the then "full replacement cost", "full replacement cost" being the cost of replacing the Building, exclusive of the cost of excavations, foundations and footings.

26.2 The Tenant shall, at the Tenant's sole cost and expense, but for the mutual benefit of the Landlord and the Tenant, maintain general public liability insurance against claims for personal injury, death or property damage occurring upon, in or about the Demised Premises, such insurance to afford protection to the limit of not less them $2,000,000.00 in respect to injury or death to a single person and to the limit of not less than $2,000,000.00 in respect to any one accident, and to the limit of not less than $1,000,000.00 in respect to property damage.

26.3 All policies of insurance maintained by the Tenant hereunder shall provide that the proceeds thereof shall inure to the benefit of the Landlord and the Tenant and, if the Landlord so requires, any mortgagee to which this Lease is or shall become subordinate. All policies of insurance shall, to the extent obtainable, at no additional premium, provide that any loss shall be payable notwithstanding any act of negligence of the Tenant which might otherwise result in a forfeiture of said insurance.

26.4 All policies of insurance maintained by the Landlord and Tenant hereunder shall be written with companies authorized to do business in the State of New Jersey reasonably satisfactory to the other and the Tenant's policies shall name the Tenant and the Landlord as the insured as their respective interests may appear. Policies evidencing the coverage required to be maintained by the Tenant hereunder shall be delivered to the Landlord, together with evidence of the payment of the premium therefor, not less than ten (10) days prior to the commencement of the Term hereof. Each policy issued by the insurer shall contain an agreement by the insurer that such policy shall not be canceled without at least thirty (30) days prior written notice to the Landlord. The Tenant's policy shall contain a waiver of subrogation rights against Landlord and the Landlord's policy shall contain a waiver of subrogation rights against Tenant, provided such provisions are obtainable at no additional premium; if Tenant is unable to obtain such provision at no additional premium, the Landlord will not be required to obtain such provision.

27. Right to Inspect and Repair

27.1 The Landlord may enter the Demised Premises at any reasonable time on reasonable notice to the Tenant (except that no notice need be given in the case of an emergency in the Landlord's sole discretion) for the purpose of inspection or the making of such repairs, replacements, or additions, in, to, on and about the Demised Premises as the Landlord deems necessary or desirable. In no event shall the Tenant have any claim against the Landlord for any interruption to the Tenant's business relating to the Landlord's entry into the Demised Premises.

28. Surrender.

28.1 Upon the termination of this Lease, the Tenant shall quit and surrender the Demised Premises to the Landlord in no worse condition, then the condition the Demised Premises were delivered to the Tenant at the commencement of this Lease, except for ordinary wear and tear.

28.2 The Tenant shall, prior to or upon the termination of this Lease, remove from the Demised Premises, all fixtures, partitions, equipment, personal property and any other improvements installed by the Tenant thereon (the "Tenant Improvements") without injury to the Demised Premises. Any Tenant Improvements not removed by the Tenant shall be considered abandoned by the Tenant and shall become the property of the Landlord. The Tenant shall not be required to remove any improvements to the Demised Premises installed by the Landlord prior to the commencement of the term. In the event the Tenant shall fail to remove any of the Tenant Improvements within the time prescribed, the Tenant shall be liable for such costs or damages as the Landlord shall sustain for removing the Tenant Improvements.

28.3 No agreement to accept a surrender of all or any part of the Demised Premises other than at the expiration of the Term of this Lease shall be valid unless in writing and signed by the Landlord. The delivery of keys to an employee of the Landlord or of its agent shall not operate as a termination of this Lease or a surrender of the Demised Premises.

29. Electrical Service.

29.1 The Tenant shall pay the Landlord for the entire cost of electricity used by the Tenant at the Demised Premises. The cost thereof shall be determined by the usage shown on the electricity meter serving that portion of the Building Premises of which the Demised premises are a part. The Tenant shall pay its portion of the entire usage as disclosed by the meter, on a pro rata basis based upon a fraction, the numerator of which being the rentable area of the Demised Premises (i.e., 11,614 square feet) and the denominator of which being the total rentable area of the Building Premises serviced by the meter, which may be expressed as a percentage. Payment shall be due on a monthly basis within thirty (30) days after receipt of a statement from the Landlord showing the Tenant's share of the cost of the electrical usage for the monthly period in question. The Tenant shall not install any electrical equipment which, in the reasonable judgment of the Landlord, overloads the lines in the Demised Premises or in the Building Premises. The Tenant shall, at its own expense, promptly make whatever changes are necessary to remedy any overload condition and to comply with all other electrical requirements of the Landlord and any applicable governmental authority.

30. Broker's or Finder's Fee.

30.1 The Landlord and the Tenant represent to each other that neither party authorized or engaged the services of a real estate broker in connection with the initiation, negotiation and consummation of the within Lease transaction, except for Grubb & Ellis Company (the "Authorized Broker"). The Landlord shall satisfy all brokerage commissions and fees owing to the Authorized Broker. The Landlord agrees to indemnify, defend and save harmless the Tenant, from and against any and all claims from, related to or arising out of amounts due to the Authorized Broker. Each party agrees to indemnify, defend and save the other harmless from any and all claims with respect to real estate brokerage commissions which may be alleged to have been occasioned by any other broker, acting on behalf of the indemnifying party.

31. Rules and Regulations.

31.1 The Tenant and its employees and agents shall faithfully observe and comply with the Rules and Regulations annexed hereto as Exhibit C and such reasonable changes therein (whether by modification, elimination or addition) as the Landlord at any time or times hereafter may make (provided such changes are uniformly applied to the other tenants of the Building Premises) and communicate in writing to the Tenant, provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations as originally promulgated or as changed, the provisions of this Lease shall control.

31.2 Nothing in this Lease contained shall be construed to impose upon the Landlord any duty of obligation to the Tenant to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease, as against any other tenant, and the Landlord shall not be liable to the Tenant for violation of the same by any other tenant or its employees, agents or visitors.

32. Notice of Accidents.

32.1 The Tenant shall give prompt notice to the Landlord of (i) any accident in or about the Demised Premises for which the Tenant or the Landlord might be liable, (ii) all fires in the Demised Premises, (iii) all damages to or defects in the Demised Premises, including the fixtures, equipment and appurtenances thereof, for the repair of which the Landlord might be responsible, and (iv) all damage to or defects in any parts or appurtenances of the Building's mechanical systems.

33. Failure to Grant Consents.

33.1 The Tenant hereby waives any claim against the Landlord which it may have based upon any assertion that the Landlord has unreasonably withheld or unreasonably delayed any consent hereunder, and the Tenant agrees that its sole remedy in connection with such matter shall be an action or proceeding to enforce any such provision by specific performance, injunction or declaratory judgment. In the event of a judicial determination that a consent shall have been wrongfully withheld, the requested consent shall be deemed to have been granted and the Landlord shall have no liability to the Tenant for its previous refusal or failure to give such consent. The sole remedy for the Landlord's unreasonably withholding or delaying of consent shall be as provided in this Article.

34. Mortgage Financing - Tenant Cooperation.

34.1 In the event that the Landlord desires to seek mortgage financing secured in whole or in part by the Building or the Demised Premises, the Tenant shall cooperate with the Landlord, in the making of any application(s) by the Landlord for such financing including the delivery to the Landlord's mortgage broker or mortgagee of such information as they shall reasonably require with respect to the Tenant's occupancy of the Demised Premises, including, but not limited to financial statements of the Tenant; provided, however, in no event shall Tenant's cooperation require Tenant to amend or modify this Lease.

35. Interest.

35.1 All Rent amounts not paid within thirty (30) after the due date thereof shall bear interest at the rate of one and one-half (1.5%) percent per month, or if less, the maximum rate permitted by law. The charging or the acceptance of interest by the Landlord shall not be deemed to be a waiver of any breach hereof by the Tenant.

36. Entire Agreement.

36.1 This Lease contains the entire agreement and understanding between the parties with respect to the Demised Premises. There are no oral understandings, terms or conditions, and neither party has relied upon any representation, express or implied, not contained in this Lease. All prior understandings, terms or conditions are deemed merged in this Lease. This Lease cannot be changed or supplemented other than in a writing signed by both parties.

37. No Waiver of Covenants or Conditions.

37.1 The failure of either party to insist on strictest performance of any covenant or condition hereof, or to exercise any option herein contained, shall not be construed as a waiver of such covenant or condition or option in any other instance.

38. Notices.

38.1 Any notice by either party to the other shall be in writing and shall be deemed to have been duly given only if delivered personally or sent by registered mail or certified mail in a postpaid envelope addressed as follows:

EI-2 Ridgedale Avenue, Inc.
115 Evergreen Place
East Orange, New Jersey 07018
Attention: C. Hy Shapiro, Vice President

If to the Tenant, to:

MediaBay, Inc.
2 Ridgedale Avenue
Cedar Knolls, New Jersey 07927
Attention: Norton Herrick, Chairman/CEO

Either party may by notice as aforesaid designate a different address for notices. Notice shall be deemed to have been duly given, if delivered personally, on delivery thereof, and if mailed, upon the date of mailing.

39. Option to Renew.

39.1 Provided that Tenant is not 180 days prior to the expiration of the initial lease team, in default in the performance of any of its obligations under the Lease, then the Landlord shall provide the Tenant written notice of the Tenants option to renew the Lease at the expiration of the initial term of the Lease. The Tenant, on written notice to the Landlord by certified mail, return receipt requested, to be

posted in the United States Mail no later than 90 days after receipt of the aforementioned Landlord's notice, may elect to renew the term of the Lease for a renewal term of three (3) years to commence on the first day of the first month next following the expiration of the initial lease term and expire on the last day of the thirty sixth month thereafter. The renewal term shall be upon the same terms and conditions as provided in the Lease for the initial term, except that the basic minimum rental to be paid by Tenant shall be as provided for in paragraph 39.2 hereof.

39.2 In the event Tenant exercises its option to renew the term of the Lease for a renewal term of three years as herein provided, the Tenant shall pay to the Landlord as the basic minimum rental for the Demised Premises the following:

(a) The annual Base Rent of $203,688.35, as set forth in Section 5.2, shall be multiplied by a fraction, the numerator of which shall be the C.P.I. of the calendar month during which the first option period commences and the denominator of which shall be the C.P.I. for the month in which the third year of the original lease term commenced. The sum calculated shall constitute the new monthly Base Rent during the entire option period, but in no event shall the new monthly Base Rent be less than the Base Rent payable for the month immediately preceding the option period.

(b) The term "C.P.I." means the Consumer Price Index of the Bureau of Labor Statistics of the United States Department of Labor for New York, Northeastern New Jersey, Metropolitan Area - All consumers.

39.3 In addition to the Base Rent as above provided in Paragraph 39.2, the Tenant shall also pay as additional rental, (a) its Proportionate Share of Operating Expenses in accordance with the requirements of Article 20 hereof and the Base Year for the computation of all such additional rental be the calendar year commencing 1 January 2000 and ending 31 December 2000, (b) all amounts which shall become due and owing from the Tenant to the Landlord on account of the Tenant electric pursuant to Article 29 hereof.

40. Covenant Against Liens.

40.1 The Tenant agrees that it shall not encumber, or suffer or permit the Demised Premises to be encumbered by any construction lien, charge or encumbrance, and the Tenant shall have no authority to mortgage or hypothecate this Lease in any way whatsoever. Any violation of this Article shall be considered a breach of this Lease.

41. Environmental Matters.

41.1 The Tenant shall not during the Term of this Lease: (i) store, treat, manufacture, refine, produce, generate, handle, dispose of or otherwise permit to be present at, within or without the Demised Premises any "hazardous waste" or "hazardous substances" as those terms are defined in the

New Jersey Industrial Site Recovery Act and all amendments thereto ("ISRA") or the Spill Compensation and Control Act N.J.S.A. 58:10-23-1 and all amendments thereto ("SCCA"), or conduct on the premises any activity involving the storage, treatment, handling, generation, transportation, manufacturing, refining, production, disposal or handling of any other hazardous substances or hazardous waste; (ii) discharge or spill any hazardous or toxic liquid, material or substance into the soil or ground water beneath the Demised Premises or otherwise contaminate or pollute any portion of the Demised Premises or (iii) conduct any business or operation at the Demised Premises which would subject the Demised Premises to ISRA.

41.2 In the event the Tenant shall violate or permit a violation of the provisions of this article or in any way conduct its operations on the Demised Premises in such a manner as to subject the Landlord to a claim or violation of ISRA or SCCA, the Tenant shall immediately remedy and fully cure such condition at its own cost and expense, including but not limited to attorney's and consultant's fees, clean-up, removal and restoration cost and lost rental. The Tenant's obligation to cure shall include, at the Tenant's sole cost and expense, remediation of the hazardous condition in question, the clean-up and detoxification of the Demised Premises and the removal of the hazardous substance(s) from the Demised Premises and the soil and groundwater beneath the Demised Premises, in accordance with the applicable standards imposed under ISRA or SCCA so as to restore the Demised Premises to its pre-existing condition as of the Commencement Date (and without any engineering or institutional controls, including, without limitation, capping, deed notice, declaration of restriction or other institutional control notice) to the complete satisfaction of the Landlord and the New Jersey Department of Environmental Protection and Energy.

41.3 The Tenant shall comply with all future laws or ordinances of any governmental authority relating to the environment.

41.4 The Tenant shall indemnify, defend and hold harmless the Landlord from and against all fines, claims, liabilities, losses, damages and costs of any kind whatsoever, foreseen or unforeseen, including without limitation counsel, engineering and other professional or expert fees which the Landlord may incur by reason of the Tenant's action or non-action with respect to the Tenant's obligations under this Article 41. The Tenant's obligations and liabilities under this Paragraph 41 shall survive the expiration or earlier termination of this Lease.

41.5 The Tenant's failure to abide by the terms of this Article 41 shall be restrainable by injunction.

42. Expansion Option.

42.1 Landlord hereby grants to Tenant the option to expand the Demised Premises to include additional space on the third floor of the Building Premises in accordance with the following terms and conditions:

(a) Within a reasonable time period after Landlord becomes aware of the existence of additional space becoming available on the third floor of the Building Premises, whether as the result of an existing Tenant vacating, terminating or being in default of their lease (the "Expansion Space"), Landlord shall give Tenant written notice of such occurrence and provide to Tenant the terms and conditions under which Tenant may lease such space;

(b) Tenant shall have five (5) Business Days after receipt of Landlord's notice referred to in paragraph 42.1(a) above to provide Landlord with its notice as to whether or not Tenant desires to lease all or a portion of the Expansion Space.

43. Miscellaneous.

Notwithstanding anything to the contrary contained in the Rules and Regulations attached to this lease, or in any amendment thereto, the Tenant shall be permitted to install or operate within the Demised Premises without Lessor's prior consent, radios, televisions, business machines or other business equipment provided such equipment is customarily used, installed or operated by other lessees conducting businesses similar to the Tenant, as long as the use of such machines and equipment does not cause an overload of the electrical system.

44. Binding Effect.

44.1 This Agreement shall be binding upon, and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

THE BALANCE OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties hereto have duly executed this Lease on the day and year first above written.

WITNESS/ATTEST:

By: [signature]

LANDLORD:

EI-2 Ridgedale Avenue, Inc., a N.J. Corporation

By: [signature]
C. Hy Shapiro
Authorized Agent

Hanover Park for Industry, a Limited Liability Company
By: Its managing member EI Properties, Inc.

By: [signature]
Gaetano P. Cipriano
Vice President

ATTEST:

By: Howard Herrick, Asst. Sec.

TENANT:

MediaBay, Inc.

[signature]
Name: Norton Herrick
Title: Chairman

Exhibit A - Demised Premises

EXHIBIT "A"
12,851 RSF
DEMISED PREMISES



Exhibit B - Cleaning Standards

EXHIBIT B

OFFICE BUILDING CLEANING STANDARD

I) GENERAL OFFICE (TENANT OCCUPIED) AREA CLEANING - FIVE DAYS PER WEEK, UNLESS OTHERWISE SPECIFIED

A) Empty all waste receptacles, collect all rubbish and trash and remove it to a designated location on the premises. Store all waste material in a neat manner using plastic bags, refuse containers or a compactor, if provided. Replace waste basket liners, as required.

B) Low dusting (within reach, approximately six (6) feet from floor). Hand dust all window sills, ledges, moldings, desks, chairs, tables, file cabinets, telephones, shelving, office equipment using a chemically treated dust cloth. Damp dust these items when necessary and on a rotating basis. (Exceptions are made for desk and table tops having papers left on them. They are not to be touched).

C) Spot clean to remove finger prints from glass desk and table tops in conference rooms and reception areas. Remove spillages and other smudge marks from desks and table tops throughout the offices, conference rooms and lobbies. All other desk table tops will be cleaned on a scheduled basis.

D) Empty and damp wipe all ash trays. Clean and empty cigarette urns and other receptacles. Strain sand in urns and replace as necessary.

E) Remove finger and smudge marks from walls and door near switches and door knobs.

F) Remove finger and smudge marks from Reception Lobby glass doors, interior glass partitions and doors.

G) Thoroughly clean glass Reception Lobby glass doors, interior glass partitions and doors once per week.

H) Vacuum clean all carpeted surfaces, moving light objects, but vacuum around and under desks.

I) Spot clean (shampoo) carpeting to remove spills and stains as required.

J) Sweep all floors, except carpet, using chemically treated dust mops. Mop floors when necessary to remove spots, remove gum as required. (See special description of floor treatment). Strip and wax all vinyl composition floors, once per month.

K) Treat unlocked closets as general cleaning area.

L) Vacuum and/or dust venetian blinds and shades, once per week.

M) Clean and sanitize all telephones, once per week.

2) <u>COMMON AREA (LOBBIES, HALLS AND STAIRWELLS) CLEANING FIVE DAYS PER WEEK, UNLESS OTHERWISE SPECIFIED</u>

A) Clean and sanitize all water fountains and coolers.

B) Clean runners and mats by vacuuming and/or mopping.

C) Mop floors in any vending or lunchroom area. Table tops are to be washed and chairs are to be wiped with a damp cloth.

D) Clean all surface objects and keep all janitorial closets in a clean and neat condition.

E) Treat stairs and stairwells used for daily traffic as common area floors with the exception of waxing.

F) Machine wash and thoroughly clean atrium brick pavers floor once per week in conjunction with spot cleaning daily (where required).

G) Vacuum and/or dust venetian blinds and shades once per month.

H) Waste receptacles shall be emptied and replacement plastic liners will be provided daily.

I) Sweep and spot cleaning Receiving and Loading Dock. Damp mop once per week.

3) <u>WASHROOM CLEANING FIVE DAYS PER WEEK</u>

A) Empty all waste receptacles and dispose of material in accordance with description of general cleaning, item 1A.

B) Wash and polish all mirrors and all chromed surface including powder shelves, dispensers, flushometers, pipes and hinges.

C) Wash both sides of toilet seats with a germicidal solution.

D) Wash all basins, bowls and urinals with a germicidal solution.

E) Dust and wash all partitions, tile walls and ledges, dispensers and waste receptacles as required, but all items are to be cleaned over the course of a month.

F) Sweep and wash floors using disinfectant.

G) Refill and maintain all toilet tissue, soap, towel and other sanitary dispensers. Supplies to be furnished by Building Management.

4) ELEVATORS CLEANING FIVE DAYS PER WEEK

A) Clean elevator cabs, wipe down decorative panels, metal trim and doors to remove finger marks. Polish metal as necessary, vacuum rug or damp mop floor tiles. Clean nd damp wipe ash trays and trash receptacles.

5) GENERAL WINDOW CLEANING

A) Wash interior and exterior of all buildings (semi-annually).

Exhibit C - Rules and Regulations

WPB/SINENSKYM/254244/5g6c05!.DOC/2/18/00

RULES AND REGULATIONS

The Lessee covenants and agrees with the Lessor to obey the following Rules and Regulations:

1. The Lessee shall pay the cost of repairing any damage to the Demised Premises, the public portions of the Building and to any facilities used in common with other lessees, caused y Lesse or the employees, licensees, or invitees of the Lessee.

2. The Lessee shall not at any time:

a. Signs: Unless expressly permitted by the terms of Lease, display any sign, lettering, advertisement, notice or object on the exterior of the Demised Premises or within the Demised Premised where the same might be visible outside the Demised Premises.

b. Noise: Allow any loudspeakers, radios, televisions, business machines or mechanical equipment to be installed or operated within the Demised Premises without Lessor's prior written consent, and in no case (even where the same are of a type so excepted or so consented to by the Lessor) shall any machines or mechanical equipment be so placed or operated as to disturb other lessees; but machines and mechanical equipment which may be permitted to be installed and used in the Demised Premises shall be so equipped, installed and maintained by such Lessee as to prevent any disturbing noise, vibration or electrical or other interference from being transmitted from such premises to any other area of the Building.

c. Interference with Building System: Use the Demised Premises in such a manner as to impair, interfere with or damage the Demised Premises, the interior or exterior of the Building, or any of the mechanical, electrical, HVAC or plumbing systems contained within the Building.

d. Dangerous Substances: Independent of the provisions of Paragraph (f) hereof, store, generate, handle or dispose of within or without the Demised Premises any acids, vapors, poisons, dangerous, inflammable, combustible or explosive objects, materials or liquids.

e. Extermination: Use any pest extermination contractor except with the prior consent of Lessor.

f. <u>Environmental Protection:</u> Store, generate, handle dispose of within or without the Demised Premises "Hazardous Waste" or "Hazardous Substances" as those terms are defined in the Industrial Site Recovery Act (ISRA) N.J.S.A. 13:1k-6, or the Spill Compensation and Control Act, N.J.S.A. 58:10-23.1. In the event the Lessee shall violate or permit a violation of the provisions of this paragraph, or in anyway conduct its operations on the Demised Premises in such a manner as to subject the Lessor to a claim or violation of the aforementioned statutes, the Lessee shall immediately remedy and fully cure such condition at its own cost and expense, including but not limited to attorneys' and consultants' fees, clean-up, removal and restoration cost and lost rental.

3. All entrance doors in the Demised Premises shall be left locked and all windows shall be left closed by the Lessee when the Demised Premises are not in use. Entrance doors shall not be left open at any time.

4. Hand trucks not equipped with rubber tires and sideguards shall not be used within the Building.

5. The Lessor reserves the right to rescind, alter or waive any Rule and Regulation at any time prescribed for the Building when, in its judgment, it deems it necessary, desirable or proper for its best interest and for the best interests of the lessees, and no alteration or waiver of any Rule or Regulation in favor of one lessee shall operate as an alteration or waiver in favor of any other lessee. The Lessor shall not be responsible to any lessee for the non-observance or violation by any other lessee of any of the Rules and Regulations at any time prescribed for the Building.

6. The Lessor may retain a passkey to the Demised Premises. No lock shall be changed or a new lock installed without the prior written consent of the Lessor and an additional key provided for the use of the Lessor.

EXHIBIT "B"

DEPICTION OF PREMISES

The Premises is depicted by the area outlined in bold on the attached diagram.

\SINENSKYM\300293v01\6FPH01!.DOC\7/5/00

EXHIBIT "A"
12,851 RSF
DEMISED PREMISES

